Exhibit 99.1

One Overlook Point

Lincolnshire, Illinois

NM JV 333380

REAL ESTATE PURCHASE AGREEMENT

BETWEEN

OVERLOOK ASSOCIATES,

AN ILLINOIS GENERAL PARTNERSHIP, SELLER

AND

CORPORATE OVERLOOK CAMPUS, LLC, A DELAWARE LIMITED LIABILITY

COMPANY, BUYER

REAL ESTATE PURCHASE AGREEMENT

Table of Contents

Article 1	Recital		4

Article 2	Basic Terms		4

Article 3	Representations and Warranties		8

	3.1	Representations and Warranties of Seller	8
	3.2	Representations and Warranties of Buyer	11

Article 4	The Transaction		12

	4.1	Escrow	12
	4.2	Purchase Price	12
		4.2.1 Earnest Money	12
		4.2.2 Retention and Disbursement of Earnest Money	12
		4.2.3 Cash at Closing	13
	4.3	Conveyance of Deed	13
	4.4	Multi-Property Contingency	13

Article 5	Title and Survey		14

	5.1	Title Insurance Commitment	14
	5.2	Subsequent Matters Affecting Title	15
	5.3	Survey	16

Article 6	Condition of the Property		16

	6.1	Inspection of Property	16
	6.2	Entry onto Property	17
	6.3	Environmental Matters	18
		6.3.1 Buyer’s Environmental Investigation	18
		6.3.2 Seller’s Existing Environmental Reports	19
		6.3.3 Seller’s Environmental Reports	19
		6.3.4 Seller’s Environmental Indemnity	19
	6.4	Buyer’s Right to Terminate	20
	6.5	Buyer’s Environmental Right to Terminate	20
	6.6	Management of the Property	21
	6.7	Estoppel Certificates	21

Article 7	Closing		22

	7.1	Buyer’s Conditions Precedent to Closing	22
	7.2	Seller’s Conditions Precedent to Closing	22
	7.3	Deposits in Escrow	23
		7.3.1 Seller’s Deposits	23
		7.3.2 Buyer’s Deposits	23
		7.3.3 Joint Deposits	24
		7.3.4 Other Documents	24
	7.4	Costs	24
	7.5	Prorations	25
	7.6	Insurance	25
	7.7	Close of Escrow	25
	7.8	Deliveries to Buyer	26
	7.9	Recorded Instruments	27
	7.10	Tenant Notice	27
	7.11	Possession	27

Article 8	Casualty		27

Article 9	Condemnation		28

Article 10	Notices		28

Article 11	Brokers		28

Article 12	Remedies		29

	12.1	Default	29
	12.2	Default By Buyer	29
	12.3	Default By Seller	29

Article 13	Non-Default Termination		30

Article 14	Like-Kind Exchange		30

	14.1	Intentionally Deleted	30
	14.2	Intentionally Deleted	30
	14.3	Intentionally Deleted	30
	14.4	Intentionally Deleted	30
	14.5	Intentionally Deleted	30

Article 15	Indemnities		31

	15.1	Seller’s Indemnity	31
	15.2	Buyer’s Indemnity	31

Article 16	Miscellaneous		31

	16.1	Survival of Representations, Covenants, and Obligations	31
	16.2	Attorneys’ Fees	32
	16.3	Publicity	32
	16.4	Captions	32
	16.5	Waiver	32
	16.6	Time	32
	16.7	Controlling Law	33
	16.8	Severability	33
	16.9	Intentionally Omitted	33
	16.10	Construction	33
	16.11	Execution	33
	16.12	Amendments	33
	16.13	Automatic Termination	33
	16.14	Successor and Assigns	33
	16.15	Waiver of Trial by Jury	33
	16.16	Entire Agreement	33

Receipt by Escrowholder

Exhibits

Exhibit A -	Trustee’s Deed

Exhibit B -	Assignment and Assumption of Leases

Exhibit C -	Existing Environmental Reports

Exhibit D -	“FIRPTA” Affidavit

Exhibit E -	Bill of Sale and Assignment

Exhibit F -	Seller’s Certificate of Reaffirmation of Representations

Exhibit G -	Buyer’s Certificate of Reaffirmation of Representations

Exhibit H -	Assignment and Assumption of Contracts and Other Obligations

Exhibit I -	Acceptance Notice

Exhibit J -	Survey Requirements

Exhibit K -	Estoppel Certificate

Exhibit L -	Exceptions to Seller’s Representations and Warranties

Exhibit M -	List of Service Contracts

One Overlook

Lincolnshire, Illinois

NM JV No. 333380

REAL ESTATE PURCHASE AGREEMENT

ARTICLE 1

RECITAL

THIS REAL ESTATE PURCHASE AGREEMENT (“Agreement”) is made and entered into as of July        , 2005 (the “Effective Date”) by and between OVERLOOK ASSOCIATES, an Illinois general partnership (hereinafter referred to as “Seller”), and CORPORATE OVERLOOK CAMPUS, LLC, a Delaware Limited Liability Company (hereinafter referred to as “Buyer”).

Seller is the sole beneficial owner of the real property commonly known as One Overlook Point located in the Village of Lincolnshire, County of Lake, State of Illinois (sometimes referred to herein as “One Overlook Point” or the “Property”), all as hereinafter more specifically defined, and Buyer desires to purchase from Seller and Seller desires to sell to Buyer an undivided eighty and 40/100 percent (80.4%) tenant in common interest in the Property, free and clear of liens and encumbrances thereon (other than the Permitted Exceptions referenced below) and, further, subject to the terms and conditions contained herein.

ARTICLE 2

BASIC TERMS

As used herein, the following Basic Terms are hereby defined as follows:

Acceptance Date	on or before July 28, 2005

Buyer’s Address for Notice

If to Northwestern Mutual:	The Northwestern Mutual Life Insurance Company
Attn: Richard Schnell
720 E. Wisconsin Avenue
Milwaukee, WI 53202
Phone: 414-665-7036
Fax: 414-625-7036
E-Mail: rickschnell@northwesternmutual.com

with copy to:	Northwestern Investment Management Company, LLC
Corporate 500 Centre
520 Lake Cook Road, #300
Deerfield, IL 60015
Attn: Regional Director
Phone: 847-940-7800
Fax: 847-940-9044
E-Mail: bencaputo@northwesternmutual.com
and
The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue, Room 638
Milwaukee, WI 53202
Attn: Judith L. Perkins
Phone: 414-665-7354
Fax: 414-625-7354
E-mail: judyperkins@northwesternmutual.com

Closing Date	July 28, 2005 or such other date as mutually agreed to in writing by Buyer and Seller.

Earnest Money	Two Hundred Fifty Thousand Dollars ($250,000.)

Escrowholder	Title Insurer

Fore:	FORE Holdings LLC, an Illinois limited liability company

Land Trustee:	LaSalle Bank National Association, as Successor Trustee to American National Bank and Trust Company of Chicago, as Trustee under Trust Agreement dated May 1, 1989 and known as Trust Number 108178-07;

Materiality Limit (re: Casualty)	One Million Dollars ($1,000,000.00)

Property	The land described in Schedule 1 to the Trustee Deed shown in Exhibit A attached hereto and incorporated herein, together with all rights, privileges, and easements appurtenant to the land (hereinafter referred to as the “Land”), together with the following: (a) all buildings, improvements, and structures located on the Land (hereinafter referred to as the “Improvements”); (b) all personal property owned by Seller and/or Land Trustee which is used in the operation of the Land and Improvements and located thereon to the extent any exist, including all fixtures and appliances, furniture and furnishings, equipment and supplies, signage, lighting systems, plans and specifications, operating manuals, warranties and guaranties, software and computers (hereinafter referred to as the “Personal Property”); (c) the Tenant Leases and all Service Contracts affecting the Land and Improvements to which Seller and/or the Land Trustee is a party and which Buyer chooses to have assigned to it and to assume pursuant to the provisions of the Section hereof entitled “Buyer’s Acceptance Notice”; (d) any and all plans and specifications, operating manuals, warranties, and guaranties; (e) any right, title and interest of Seller and/or Land Trustee in and to any declaration effecting the Property; and (f) such other rights, interests, and Property as may be specified in this Agreement to be sold, transferred, assigned, or conveyed by Seller and/or Land Trustee to Buyer. (The Land, Improvements, and Personal Property, together with the other rights and interests described above, are hereinafter collectively referred to herein as the “Property.”)

Purchase Price	Buyer proposes to purchase the Property for the sum equal to:

(i) $28,133,451 (i.e., 80.4% of $34,991,854)

Seller’s Addresses for Notice	Overlook Associates
c/o Van Vlissingen and Co.
One Overlook Point, Suite 100
Lincolnshire, IL 60069
Attn: Charles Lamphere
Phone: 847-634-2300
Fax: 847-634-9598
E-Mail: crl@vvco.com

with copy to:	Gould & Ratner
222 N. LaSalle Street
Eighth Floor
Chicago, IL 60601
Attn: John H. Mays
Phone: 312-236-3003
Fax: 312-236-3241
Email: jmays@gouldratner.com

and	FORE Holdings LLC
100 Half Day Road
Lincolnshire, Illinois 60069
Attn: Mr. C. Lawrence Connolly, III
Phone: 847-771-6872
Fax: (847) 771-7906
Email: larry.connolly@hewitt.com

with copy to:	Jones Day
77 West Wacker Drive
Chicago, IL 60601
Attn: James C. Hagy
Phone: 312-782-3939
Fax: 312-782-8585
Email: jchagy@jonesday.com

Service Contracts	Any and all contracts and service agreements affecting the Land and Improvements to which Seller is a party which Seller may assign and which Buyer chooses to assume.

Tenant Leases	(i) That certain lease dated May 15, 1989 between Land Trust, the beneficiary of which is Seller, as landlord and Hewitt Associates LLC, as tenant, as amended (the “One Overlook Lease”); and (ii) any and all other leases relating to the Property.

Title Insurer	First American Title Insurance Company
Attn: Steven I. Zellinger
30 North LaSalle Street, Suite 310
Chicago, IL 60602
Phone: 312-917-7257
Fax: 312-553-0480
E-Mail: szellinger@firstam.com

Tower	Tower Parkway Associates, L.L.C., an Illinois limited liability company

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of Seller. Subject to the limitations set forth in Section 16.1, Seller hereby represents and warrants to Buyer that, except as set forth in Exhibit “L” attached hereto and incorporated herein, to Seller’s knowledge as of the Effective Date:

(a) Seller has not received a written notice, not subsequently cured, from any governmental entity citing Seller for any material violation of any law, ordinance, order, or regulation which is applicable to the present use and occupancy of the Property.

(b) A true, accurate, and complete copy of each Tenant Lease has been delivered to the Buyer. Other than the Tenant Leases, there are no other lease amendments or agreements between Seller and tenants related to the Property; provided, however that Seller’s property manager, on behalf of Seller has entered into (i) a letter agreement dated July 14, 2005 with Mosaic Company proposing to lease unit 110 in the building on the Property to Mosaic Company, and (ii) a letter agreement dated July 21, 2005 with Danic Custom Homes proposing to lease unit 105 in the building on the Property to Danic Custom Homes. There exists no right or option for the tenant to purchase any interest in the Property now or at any time in the future. All representations contained in the Tenant Leases made by Seller or its agent, as the landlord thereunder, are true and correct. Seller has not received written notice from the tenant, and otherwise has no knowledge, that the tenant disputes the computation of any rents or other sums payable pursuant to the Tenant Leases or claims a breach of any covenant, representation, or warranty made by Seller or their agents under the Tenant Leases. All brokerage commissions, finder’s fees, and similar payments, however denominated, whether now owing or to become due at some later time, with respect to the Tenant Leases or otherwise with respect to the Property have been paid or will be paid prior to Closing. As of the Closing Date, no right or interest of Seller under the Tenant Leases will be assigned, mortgaged, hypothecated, or otherwise encumbered by or through Seller;

(c) Seller has not been served in any litigation, arbitration or other judicial, administrative, or other similar proceedings involving, related to, or arising out of the Property which is currently pending, and which would have a material impact on Buyer’s ownership or operation of the Property;

(d) Seller, and the individuals signing this Agreement on behalf of Seller, have the full legal power, authority, and right to execute and deliver, and to perform their legal obligations under this Agreement, and Seller’s performance hereunder and the transactions contemplated hereby, have been duly authorized by all requisite action on the part of Seller and no remaining partnership or limited liability company action is required to make this Agreement binding on Seller;

(e) the list of Service Contracts attached hereto and incorporated herein as Exhibit M is true and correct as of the date specified thereon (to be updated as of the Closing Date); provided, however, that Seller has been notified orally of increases in the cost of the pest control and waste management services provided to the Property and, provided, further, that Seller has been notified by the Lincolnshire-Riverwoods Fire Protection District that such district is in the process of installing a wireless monitoring system to monitor the Property and such installation is expected to be completed in August, 2005; Seller has not received a written claim from any party thereto alleging that Seller has defaulted in performing any of their obligations under any of the Service Contracts that has not been cured or otherwise resolved;

(f) Seller has not received an official governmental notice of any actual condemnation of the Property or any part thereof;

(g) Seller has not received a written notice from any governmental agency with respect to any Hazardous Material contamination on the Property, or with respect to any investigation, administrative order, consent order or agreement, litigation, or settlement with respect to Hazardous Material or Hazardous Material contamination that is in existence with respect to the Property. As used herein, “Hazardous Material” means any hazardous, toxic or dangerous waste, substance, or material, as currently defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other federal, state, or local law, ordinance, rule, or regulation, applicable to the Property, and establishing liability standards or required action as to reporting, discharge, spillage, storage, uncontrolled loss, seepage, filtration, disposal, removal, use, or existence of a hazardous, toxic, or dangerous waste, substance or material;

(h) there are no employees of Seller working at the Property; and

(j) Seller represents and warrants that Seller, all persons and entities owning (directly or indirectly) a ten percent (10%) or greater ownership interest in Seller, all guarantors and/or indemnitors of the obligations of Seller (if any) in favor of Buyer in connection with the sale of the Property: (i) are not, and shall not become, a person or entity with whom Buyer is restricted from doing business with under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (ii) are not, and shall not become, a person or entity with whom Buyer is restricted from doing business with under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (iii) are not knowingly engaged in, and shall not engage in, any dealings or transaction or be otherwise associated with such persons or entities described in (i) and (ii) above.

For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to Seller’s knowledge,” or the “knowledge” of Seller or words of similar import are used, they shall be deemed to refer to facts within the actual knowledge only of Charles Lamphere, John Nawrocki and Nick Panarese and no others, at the times indicated only, without duty of inquiry.

If, subsequent to the Effective Date and on or before the Closing Date, Seller becomes aware that any of the representations or warranties set forth herein have changed or is incorrect in any respect, Seller shall promptly notify Buyer, in writing, of such fact. If the discrepancy was caused, allowed, or authorized by Seller, or anyone acting on behalf of Seller, Seller shall promptly correct same. Failure to so correct the same shall be deemed to be a default hereunder by Seller. Otherwise, Buyer shall have a right to approve or disapprove any such discrepancy, which approval or disapproval shall be given by written notice delivered to Seller within a reasonable time following Buyer’s evaluating the effect of such discrepancy. If Buyer approves such discrepancy and elects to close escrow, or if Buyer obtains knowledge (from whatever source, including, without limitation, any tenant estoppel certificates or any due diligence deliveries) that contradicts any of Seller’s representations and warranties herein and Buyer nevertheless consummates the transaction contemplated by this Agreement, then Seller’s representations and warranties contained herein shall be deemed to have been made as of the Closing, subject to such exception or contradiction and Seller shall have no liability to Buyer therefor. If Buyer disapproves of such discrepancy, and (a) such discrepancy consists of a representation or warranty that was incorrect when made by Seller or that is no longer true due to a subsequent action caused or authorized by Seller, then this Agreement shall be terminated and Buyer shall be entitled to all remedies as set forth in Section 12.3 of this Agreement entitled “Default by Seller” or (b) such discrepancy consists of a representation or warranty is no longer true due to a subsequent action that was not caused or authorized by Seller, then this Agreement shall be terminated pursuant to the section entitled “Non-Default Termination.”

Subject to the provisions of Section 16.1 hereof, Seller shall, effective from and after the Closing Date, indemnify, defend and hold Buyer harmless from and against any actual, direct damages (exclusive of any consequential damages but including reasonable attorneys’ fees and other legal costs) incurred by Buyer which Buyer can prove Buyer would not have incurred but for inaccuracy in the representations and warranties of Seller set forth in this Section hereof entitled “Representations and Warranties of Seller” as of the Closing Date.

3.2 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that:

(a) Buyer has the full legal power, authority, and right to execute and deliver, and to perform its legal obligations under, this Agreement, Buyer’s performance hereunder and the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buyer, and no remaining action is required to make this Agreement binding on Buyer, and Buyer has the financial capacity to perform its obligations under this Agreement.

(b) Neither the execution, delivery, and performance of this Agreement or any other agreement contemplated hereunder, nor the carrying out by Buyer of the transactions contemplated hereby or thereby will conflict with, result in a breach of, constitute a default under, or accelerate the maturity of (a) any applicable provision of Buyer’s organizational documents or other governing instrument, (b) any applicable Legal Requirement to which Buyer is subject, or (c) any other agreement, indenture, or instrument to which Buyer is a party or by which Buyer is or may be bound or affected. No consent of any third party is required in order for Buyer to enter into this Agreement or any other agreement contemplated hereunder or for Buyer to carry out the transactions contemplated hereby or thereby.

The express representations and warranties of Buyer and Seller made in this Agreement shall not merge into any instrument or conveyance delivered at the Closing and shall survive Closing for a period of twelve (12) months. Seller makes no representations regarding the condition of the Property except as expressly set forth herein, it being understood and agreed by the parties that the Property is being sold to Buyer “AS IS, WHERE IS.” Buyer acknowledges and agrees that it has had or will have the opportunity to conduct such inspections, investigations and other independent examinations of the Property and related matters as Buyer sees fit, including but not limited to the physical and environmental conditions thereof, during the Inspection Period and, except as set forth in Section 3.1 (as limited by Section 16.1), Buyer will rely upon the same and not upon any statements of Seller or of any officer, director, employee, agent or attorney of Seller.

ARTICLE 4

THE TRANSACTION

4.1 Escrow. In order to effect the conveyance contemplated by this Agreement, the parties hereto agree to open an escrow at Escrowholder and Title Insurer shall serve as Escrowholder. A copy of this Agreement shall be furnished to Escrowholder upon full execution hereof.

4.2 Purchase Price. Subject to the provisions hereof, Buyer agrees to pay the Purchase Price to Seller.

4.2.1 Earnest Money. At the time of Buyer’s execution of this Agreement, Buyer shall deposit with Escrowholder the Earnest Money and Buyer shall cause Escrowholder to notify Seller, no later than two (2) business days after Escrowholder’s receipt thereof, that Escrowholder has received the Earnest Money in cash or other immediately available funds, and is holding same in accordance with the terms hereof. Failure of Buyer to timely deposit the Earnest Money with Escrowholder shall constitute a default by Buyer hereunder.

4.2.2 Retention and Disbursement of Earnest Money. While being retained by Escrowholder, the Earnest Money shall be held in an interest-bearing account at a federally-insured bank in the name of Escrowholder. The Escrowholder shall not disburse any of the Earnest Money except (a) in accordance with this Agreement, (b) in accordance with written instructions executed by both Buyer and Seller, or (c) in accordance with the following procedure:

If Buyer or Seller, by notice to Escrowholder, makes demand upon the Escrowholder for the Earnest Money (the “Demanding Party”), the Escrowholder shall, at the expense of the Demanding Party, give notice of such demand (the “Notice of Demand”) to the other party (the “Other Party”). If Escrowholder does not receive notice from the Other Party contesting such disbursement of the Earnest Money within ten (10) business days from the date on which the Notice of Demand was given, Escrowholder shall disburse the Earnest Money to the Demanding Party. If Escrowholder does receive notice from the Other Party contesting such disbursement of the Earnest Money within five (5) business days from the date on which the Notice of Demand was given, Escrowholder shall thereafter disburse the Earnest Money only in accordance with written instructions executed by both Buyer and Seller, or in accordance with a final, non-appealable court order.

4.2.3 Cash at Closing. Buyer shall pay to Seller the Purchase Price in cash or other immediately available funds, less the Earnest Money (which shall be delivered by Escrowholder to Seller), plus costs to be paid by Buyer pursuant to the terms of this Agreement, and plus or minus prorations and adjustments shown on the closing statement executed by Buyer and Seller.

4.3 Conveyance of Deed. Subject to the provisions hereof, the Land Trustee shall, on the Closing Date, convey an undivided eighty and 40/100 percent (80.4%) tenant in common interest in the Property to Buyer by means of a Trustee’s Deed (the “Deed”), in substantially the form as Exhibit A attached hereto and incorporated herein, subject to those matters permitted therein.

4.4 Multi-Property Contingency. Buyer and Seller hereby acknowledge that Buyer’s and Seller’s obligation with regard to Closing is contingent upon Buyer (or an affiliate of Buyer) simultaneously, with the purchase of the Property, purchasing two additional office buildings located in Lincolnshire, Illinois, which office buildings are commonly known as Two Overlook Point and Three Overlook Point (the “Additional Buildings”). If Buyer (or an affiliate of Buyer) does not purchase the Additional Buildings: (a) for any reason other than a default by Buyer, Buyer shall have the right (but not the obligation) to terminate this Agreement pursuant to the section entitled “Non-Default Termination”, or (b) for any reason other than a default by Seller, Seller shall have the right (but not the obligation) to terminate this Agreement pursuant to the section entitled “Non-Default Termination.”

ARTICLE 5

TITLE AND SURVEY

5.1. Title Insurance Commitment. Seller has heretofore caused Title Insurer to deliver to Buyer a standard owner’s preliminary title commitment (the “Commitment”) describing the title to the Property, together with legible copies of the exceptions set forth in the Commitment, with the cost thereof to be paid in accordance with the Section hereof entitled “Costs.” Buyer shall have until the expiration of the Acceptance Date to examine same and to notify Seller and Escrowholder in writing of its objections to title (all items so objected to being hereinafter referred to as the “Objectionable Items”), in which case Seller shall have the right, but not the obligation, within ten (10) days of receiving written notice of Buyer’s disapproval, to remove any Objectionable Items (or otherwise cure the problems or provide assurances reasonably satisfactory to Buyer that such exception(s) or problem(s) will be removed or otherwise cured on or before the closing). All matters not specifically approved in writing by Buyer shall be deemed objected to by Buyer. All matters listed on Schedule 2 to Exhibit A hereto and any other matters specifically approved in writing by Buyer shall be deemed to be “Permitted Exceptions.” Notwithstanding the foregoing, Seller hereby agree to cure or remove: (i) any liens or other encumbrances upon the Property other than Permitted Exceptions, which can be cured by the payment of money, and (ii) any matters of title other than the Permitted Exceptions arising directly or indirectly, in whole or part, from any act or omission of Seller or any act or omission of anyone acting (or omitting to act) on behalf of Seller or under contract with Seller.

If Seller is able to convey insurable title to the Property subject only to the Permitted Exceptions, and the Title Company agrees in writing that it is in fact issuing to Buyer an ALTA owner’s title insurance policy, 1970 Form B as revised 10/17/70 and 10/17/84, covering the Property in the amount of $34,991,854, subject only to the Permitted Exceptions, with a zoning 3.0/3.1 endorsement, a covenants, conditions and restrictions endorsement; a public access endorsement; a survey endorsement; a comprehensive endorsement; a location endorsement, then Buyer shall be obligated to proceed with Closing, subject to the other terms and conditions hereof. If Seller is unwilling or unable to cure any matter which Seller is not obligated to cure or Title Company is unwilling or unable to agree in writing that it will issue the referenced policy with the specific endorsements, Seller shall forthwith give written notice of such fact to Buyer, specifying those matters Title Insurer is unwilling to insure and which of such Objectionable Items Seller is unable or unwilling to cure, and Buyer shall, on or before ten (10) days after receipt by Buyer of Seller’s notice (if such ten (10) day period would expire after the expiration of the Inspection Period, the Inspection Period shall be extended so that such ten (10) day period coincides with the expiration of the Inspection Period), notify Seller of Buyer’s election either:

(a) To accept title to the Property subject to the matters specified in Seller’s notice (or if the objection is to the form of policy to be issued, to accept the policy and endorsements as specified in such notice), in which event the obligations of the parties hereunder shall not be affected by reason of such matters; such matters shall be deemed to be included among the Permitted Exceptions or a permitted form of title policy, as the case may be, and the sale contemplated hereunder shall be consummated without reduction of the Purchase Price by virtue of any such matter, and Buyer shall have no further right to terminate this Agreement by reason of such matters; or

(b) To terminate this Agreement in accordance with the Section hereof entitled “Non-Default Termination.”

If Seller shall not have received notice from Buyer setting forth Buyer’s election within the time period specified above, Buyer shall be deemed to have elected to terminate this Agreement in accordance with Subparagraph (b) above.

Seller’s failure to cause the Title Insurer to issue the policy in the form and with the endorsements specified or to remove such Objectionable Items or any matter(s) affecting title which Seller is obligated to cure or elects to remove or cure shall be a Non-Default Termination hereunder by Seller.

If the title insurance policy to be delivered to Buyer at Closing would reflect any matters other than the Permitted Exceptions, then the rights and obligations of Buyer and Seller with regard to such items shall be as set forth in this Section; provided, however, that if Seller shall elect to cure any such matters, the Closing shall, at Seller’s option, exercisable by written notice which must be received by Buyer no later than the business day preceding the date otherwise set for Closing, be postponed one time only to a business day specified in such notice which is no more than twenty (20) days after the date previously set for Closing.

5.2. Subsequent Matters Affecting Title. Seller and Buyer shall promptly notify the other party if it becomes aware prior to Closing of any matters affecting title not specified in the Survey, Commitment, or the ALTA Supplement. Seller shall not create any new exceptions to title, and shall use all reasonable efforts to prevent any other person or entity from creating new exceptions to title to the Property prior to Closing. If Buyer becomes aware of any matters affecting title not specified in the Survey, Commitment, or the ALTA Supplement, all such subsequent matters shall be subject to Buyer’s approval as if they had been so disclosed, except that the Buyer shall in any event have no less than five (5) business days to review and either approve or disapprove such subsequent exceptions. If approved, such matters shall be deemed to be Permitted Exceptions.

5.3. Survey. As soon as possible after the Effective Date, Seller shall deliver to Buyer a current survey of the Property. Buyer shall be responsible for ordering an update to the survey (the “Survey”) which shall be prepared by a licensed surveyor from the state in which the Property is located, prepared in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping known as the “Minimum Standard Detail Requirements of Land Title Surveys,” a copy of which is attached hereto as Exhibit J, setting forth all matters required on an ALTA survey, sufficient to allow issuance of an ALTA Extended Coverage Title Policy and all endorsements required by Buyer, and Buyer shall separately cause the Title Insurer to deliver to Buyer a supplement to the Commitment setting forth those items which such Survey and any inspection reveal and which would be listed as exceptions in an ALTA policy of title insurance covering the Property (“ALTA Supplement”). If as a result of reviewing the Survey, Buyer, or Title Insurer determines that there are additional exceptions to title, such items shall, if and only if Buyer shall give written notice thereof to Seller no later than the expiration of the Acceptance Date, be deemed “Objectionable Items,” and, if Buyer shall so give notice to Seller, then the rights and obligations of Buyer and Seller with regard to such Objectionable Items shall be as set forth in the Section hereof entitled “Title Insurance Commitment.”

Notwithstanding the foregoing, should Seller fail to deliver the Survey to Buyer and Title Insurer at least ten (10) days prior to the expiration of the Inspection Period, the Inspection Period shall be extended by one (1) day for each day that the delivery of the Survey is delayed.

ARTICLE 6

CONDITION OF THE PROPERTY

6.1. Inspection of Property. Subject in all cases to the provisions of the Section hereof entitled “Entry onto Property,” from the Effective Date until the Acceptance Date (“Inspection Period”), Buyer shall have the right to conduct, at its own expense, an inspection of the Property to do the following:

(a) At its election and cost, determine zoning and financial aspects of the Property, investigate and review all entitlements, approvals, regulations, and or other governmental or quasi-governmental matters affecting the Property, including without limitation, the review and approval of all entitlement costs, the review of all laws, ordinances, rules, regulations, resolutions, and policies of any governmental authority having jurisdiction over the Property concerning its development, construction, alteration, or use, including compliance with the

Americans with Disabilities Act of 1990, enter upon the Property for purposes of examining its terrain, access thereto and physical condition, conducting environmental and other studies, doing engineering work, conducting site analyses and making any test or inspection Buyer may deem necessary related to the Property. Buyer’s inspection rights shall be subject to the rights of the Tenant and Buyer agrees that it will not unreasonably interfere with the Tenant or any contractors on the Property. No invasive testing shall be conducted without Seller’s prior approval.

(b) Upon request, Buyer may have access to copies and/or originals of the following which Seller has in its possession relating to the Property: (i) Tenant Leases, (ii) utility bills for the preceding twelve (12) months, (iii) invoices, and (iv) any material correspondence with tenant over the preceding twelve (12) months.

Seller shall promptly deliver to Buyer, or make available to Buyer at the Property, copies of the following which Seller has in its possession relating to the Property: (i) copies of the quarterly income and expense statements for the Property for the most recent two (2) calendar years and the partial current year, (ii) annual financial statements for the most recent three (3) years, certified by an officer of Seller, (iii) the real property tax assessment and tax bills with respect to the Property for the past three (3) years, (iv) all available warranties and guarantees, (v) licenses, approvals, entitlements, and permits relating to the development and operation of the Property, (vi) geological and engineering studies and soils reports, if any, (vii) third-party maintenance reports, if any, (viii) all vendor service contracts, including any and all amendments thereto and related correspondence, (ix) all other contracts, and any amendments thereto, (x) plans and specifications, (xi) any notices of violations of law received by Seller over the past three (3) years, (xii) the standard form lease for the Property, if any, and (xiii) all third-party environmental studies and reports (all documents referred to under this Subsection (b) shall be referred to herein as the “Due Diligence Documents”).

6.2. Entry Onto Property. As of the Effective Date, and until the Closing or earlier termination of this Agreement, Buyer, its contractors, and/or agents shall have the right to enter upon the Property upon prior notice to Seller, and to interview any on-site manager and/or employees of the current management firm. Seller will provide Buyer and its representatives with reasonable access to any on-site manager and/or employees of the current management firm. Buyer, its contractors, and/or agents will enter upon the Property during normal business hours unless otherwise mutually agreed by Buyer and Seller. Buyer, its contractors, and/or agents shall observe appropriate safety precautions in conducting Buyer’s inspection of the Property. Buyer shall indemnify, defend, and hold Seller harmless from and against any losses, damages, expenses, liabilities, claims, demands, and causes of action (together with any legal fees and other expense incurred by Seller in connection therewith), resulting directly or indirectly from, or in connection with, any inspection or other entry upon the Property by Buyer or its agents, employees, contractors, or other representatives, including, without limitation, any losses, damages, expenses, liabilities, claims, demands, and causes of action resulting, or alleged to be resulting, from injury or death of persons, or damage to the Property or any other property, or mechanic’s or materialmen’s liens placed against the Property in connection with Buyer’s inspection thereof. If this transaction is not consummated for any reason, Buyer agrees to promptly repair any damage to the Property directly or indirectly caused by any acts of Buyer or Buyer’s agents in connection with Buyer’s investigations. Notwithstanding the foregoing, Buyer’s indemnity shall not apply, and Buyer shall have no liability whatsoever, with regard to the discovery or disclosure of any pre-existing problems on or around the Property such as pre-existing environmental contamination or violations of law.

Buyer agrees that any information obtained by Buyer or its attorneys, partners, accountants, lenders or investors in the conduct of its due diligence shall be treated as confidential and shall be used only to evaluate the acquisition of the Property from Seller. Buyer further agrees that the due diligence deliveries obtained from Seller will be disclosed and exhibited only to those persons within Buyer’s organization (and/or agents and consultants of Buyer) who are involved in determining the feasibility of Buyer’s acquisition of the Property.

6.3. Environmental Matters.

6.3.1. Buyer’s Environmental Investigation. Buyer, at its option, may conduct, at Buyer’s cost, such independent investigation and inspection of the Property as Buyer shall deem reasonably necessary to ascertain the “environmental” condition of the Property. If this transaction is not consummated for any reason, Buyer agrees to promptly repair any damage to the Property directly or indirectly caused by any acts of Buyer or Buyer’s agents in connection with Buyer’s environmental investigation. Anything to the contrary herein notwithstanding, Buyer shall have no responsibility or liability with respect to the results or any inaccuracies in any of Buyer’s Environmental Report(s), and makes no representations or warranties whatsoever regarding (i) the completeness of Buyer’s Environmental Report(s), (ii) the truth or accuracy of Buyer’s Environmental Report(s), or (iii) the existence or nonexistence of any hazardous or toxic wastes or materials in, on, or about the Property. Further, Buyer is not assigning Buyer’s Environmental Report(s) to Seller, nor granting Seller any rights with respect to any environmental firm(s) producing Buyer’s Environmental Report(s). Buyer will deliver copies of all such reports to Seller without cost to Seller.

6.3.2. Seller’s Existing Environmental Reports. Seller has heretofore delivered to Buyer copies of all third-party environmental reports concerning the Property in Seller’s possession (the “Existing Environmental Reports”). Exhibit C attached hereto and made a part hereof contains a list of all Existing Environmental Reports. Anything to the contrary herein notwithstanding, Seller shall have no responsibility or liability with respect to the results or any inaccuracies in any of Existing Environmental Report(s), and makes no representations or warranties whatsoever regarding (i) the completeness of Existing Environmental Report(s), (ii) the truth or accuracy of Existing Environmental Report(s), or (iii) the existence or nonexistence of any hazardous or toxic wastes or materials in, on, or about the Property.

6.3.3. Seller’s Environmental Reports. If Seller shall conduct any environmental testing of the Property subsequent to the Effective Date, Seller shall, at its expense, provide Buyer with a copy of any report generated as a result of such testing (a “Subsequent Environmental Report”) promptly after its receipt of same. Buyer may examine the Existing Environmental Reports, upon full execution of the Agreement.

6.3.4. Seller’s Environmental Indemnity. Subject to the limitations on liability and survival of indemnifications set forth in Section 16.1 hereof, (a) Seller agrees to indemnify, defend, and hold harmless Buyer and its respective grantees from and against any and all reasonable and actual out-of-pocket damages, liabilities, losses, costs, and expenses, exclusive of any consequential damages, but including reasonable attorneys’ fees, (collectively, “Damages”) suffered or incurred by Buyer from and after the Closing Date as a result of the presence, use, generation, manufacture, production, storage, release, discharge, disposal, or transportation of any Hazardous Substances (as defined below) on, onto, in, under, over, or from the Property or the violation of any environmental laws which existed or arose prior to the Closing Date other than any matter which Buyer knew about or reasonably should have known about prior to the Closing Date as a result of Buyer’s investigation of the Property, whether or not Seller has knowledge of same as of the Closing Date. “Hazardous Material” means any hazardous, toxic, or dangerous waste, substance, or material, as currently defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other federal, state, or local law, ordinance, rule, or regulation, applicable to the Property, and establishing liability standards or required action as to reporting, discharge, spillage, storage, uncontrolled loss, seepage, filtration, disposal, removal, use, or existence of a hazardous, toxic, or dangerous waste, substance, or material.

(b) The liability of Seller as set forth in the preceding paragraph includes, without limitation, the following (subject to the limitations set forth in paragraph 6.3.4(c) below):

(i) Any cost of, or liability for, investigation, cleanup, or remediation of environmental damage;

(ii) Any fines, penalties, assessments, judgments, or other liabilities resulting from any claim, judgment, or finding concerning the violation of any Environmental Law; and

(iii) Any amounts expended by Buyer in good faith to settle or compromise any claim or allegation of liability covered by this indemnity.

(c) Buyer shall not be entitled to indemnification under this Section 6.3.4 if its damages were instigated, initiated or encouraged by the Buyer or any related entity rather than resulting from a third-party claim. Buyer shall not have any right to indemnification hereunder with respect to any environmental investigatory, corrective or remedial action except to the extent such action is (i) required by environmental laws or regulations in effect as of the date hereof or (ii) otherwise necessary to reduce levels of contamination to beneath cleanup standards applicable to the Property as established under such laws or regulations, employing cost effective methods and risk based standards.

6.4. Buyer’s Right to Terminate. Until the expiration of the Inspection Period, Buyer shall have the right to conduct the inspections and investigations specified in the Section hereof entitled “Condition of Property,” to review the Survey, the Commitment, the ALTA Supplement, and to review any other items, materials, or matters as Buyer may, in its sole discretion, elect to obtain and/or review at Buyer’s sole cost and expense in connection with the Property. Buyer may at any time on or before the expiration of the Inspection Period, do one of the following: (a) send notice of acceptance to Seller and Escrowholder (the “Acceptance Notice”) or (b) terminate this Agreement in Buyer’s sole discretion, by sending to Seller and Escrowholder written notice (“Termination Notice”) indicating Buyer’s election to terminate the Agreement, in which event this Agreement shall terminate in accordance with the Section hereof entitled “Non-Default Termination.” If Buyer fails to timely send an Acceptance Notice or Termination Notice, Buyer will be deemed to have sent the Termination Notice.

6.5 Buyer’s Environmental Right to Terminate. In addition to Buyer’s rights under the Section hereof entitled “Buyer’s Right to Terminate,” if Seller shall deliver to Buyer any environmental report at any time after the date which is ten (10) days prior to the Acceptance Date, Buyer must give Seller written notice of its approval or disapproval of the same based solely on matters not previously disclosed or known to Buyer. In the event the Buyer disapproves the report, then and in such event, Buyer shall have the right, as its sole remedy, to give a Termination Notice in accordance with the Section hereof entitled “Non-Default Termination” within the Inspection Period, as the same may be extended. If Buyer receives any environmental report less than ten (10) days before the

Closing Date and Buyer approves the same and delivers an Acceptance Notice, the Closing shall occur one (1) business day after expiration of the Inspection Period, or such earlier date to which Buyer and Seller may mutually agree. If Seller shall not timely receive a written notice from Buyer, Buyer shall be conclusively deemed to have disapproved the environmental report and, further, Buyer shall have been deemed to have delivered a Termination Notice, in which event this Agreement shall terminate in accordance with the Section hereof entitled “Non-Default Termination”.

6.6 Management of the Property. From the Effective Date until Closing, Seller shall have no right to enter into or permit any agreement which would affect the Property after Closing (including, without limitation, any Construction Contract, new tenant lease, or Governmental Approval), or any modification or termination of the Tenant Leases, Construction Contract, or Governmental Approval, without the prior written consent of Buyer, which may be granted or withheld in Buyer’s reasonable judgment. The parties acknowledge that Hewitt Associates LLC, the tenant in One Overlook Point, has entered into a general contract with a third party for tenant improvements in the leased premises and Seller has no information regarding permits or inspections related to such improvements. A “Construction Contract” means any agreement, oral or written, for the performance of any work on the Property which could result in a mechanic’s lien on the Property. A “Governmental Approval” means any agreement, written or oral, which affects the zoning, entitlement, or other legal, governmental, or quasi-governmental rights or obligations of the Property or the owner thereof. From the Effective Date until the Closing Date, Seller shall cause the Property to be kept substantially in accordance with Seller’s present practices, subject to ordinary wear and tear and subject to the provisions of Article 8 and Article 9 herein.

6.7 Estoppel Certificates. On or before two (2) business days prior to the Acceptance Date, Seller shall obtain and deliver to Buyer an estoppel certificate in connection with the Tenant Leases (with the exception of Logicalis US Holdings, Inc.), in the form attached hereto and incorporated herein as Exhibit K. If Seller fail to comply with the provisions of this Section, Buyer shall have the right, in its sole discretion, to either (i) complete the sale contemplated hereunder without reduction in the Purchase Price; or (ii) as its sole remedy, terminate this Agreement in accordance with the Article hereof entitled “Non-Default Termination” by providing Seller written notice of such termination prior to the Closing Date.

ARTICLE 7

CLOSING

7.1 Buyer’s Conditions Precedent to Closing. The obligations of Buyer with regard to Closing under this Agreement are subject to the fulfillment of each and all of the following conditions prior to or at the Closing:

(a) Seller shall have performed and complied with all the agreements and conditions required in this Agreement to be performed and complied with by Seller prior to Closing; Escrowholder may deem all such items to have been performed and complied with when Seller has deposited all items in escrow as required hereunder; and

(b) Buyer shall be in receipt of and approved a “marked-up, signed and dated” Proforma Title in the amount of $34,991,854 and showing title vested in Buyer subject only to the “Permitted Exceptions,” and otherwise complying with the requirements of the Section hereof entitled “Title.”

(c) All other conditions to Buyer’s obligation to purchase the Property as set forth herein shall have been satisfied.

(d) Seller is not in material default in any of its obligations under the terms of this Agreement and all the representations of Seller contained herein shall (excluding any exceptions disclosed by Seller) be true and correct as of the Closing Date.

(e) No material adverse change in the condition of the Property has occurred since the Acceptance Date.

(f) No mortgage liens of record without evidence of payment.

If any one or more items listed above have not been satisfied, Buyer shall have the right, as its sole remedy, to terminate this Agreement pursuant to the section entitled “Non-Default Termination.”

7.2 Seller’s Conditions Precedent to Closing. The obligations of Seller with regard to Closing under this Agreement are subject to the fulfillment of each of the following conditions prior to or at the Closing:

(a) Buyer performing and complying with all the agreements and conditions required by this Agreement to be performed and complied with by Buyer prior to Closing; Escrowholder may deem all such items to have been performed and complied with when Buyer has deposited with Escrowholder all items required hereunder; and

(b) the representations of Buyer contained herein shall be true and correct as of the Closing Date.

7.3 Deposits in Escrow. On or before the Closing Date:

7.3.1 Seller’s Deposits. Seller shall deliver to Escrowholder the following to be held in escrow:

(a) The Trustee’s Deed fully executed and acknowledged;

(b) A “FIRPTA” Affidavit in the form as Exhibit D attached hereto;

(c) Bill of Sale and Assignment in the form of Exhibit E attached hereto;

(d) Seller’s Closing Instructions to the Escrowholder;

(e) Seller’s Certificate of Reaffirmation of Representations in the form as Exhibit F attached hereto;

(f) Seller’s Authorization proof of Seller’s authority to enter into this Agreement and to consummate the transaction contemplated herein in a form acceptable to Title Insurer;

(g) Any other documents requested by Title Insurer to consummate the transaction; and

(h) Evidence of Pay-Off of Existing Mortgage Loan of record in favor of State Farm Life Insurance Company, as successor in interest to First Interstate Mortgage Corporation of Illinois.

7.3.2. Buyer’s Deposits. Buyer shall deliver to Escrowholder (i) the Purchase Price, less the Earnest Money, plus interest then held by Escrowholder, plus costs to be paid by Buyer pursuant to the terms of this Agreement and plus or minus prorations and adjustments shown on the Closing Statement executed by Buyer and Seller, (ii) Buyer’s closing instructions to the Escrowholder, and (iii) Buyer’s Certificate of Reaffirmation of Representations in the form of Exhibit G attached hereto.

7.3.3. Joint Deposits. Buyer and Seller shall jointly deposit with Escrowholder the following documents, each executed by persons or entities duly authorized to execute same on behalf of Buyer and Seller:

(a) Closing Statement prepared by Escrowholder for approval by Buyer and Seller two (2) business days prior to the Closing and such closing statements shall be deposited with Escrowholder after the same have been executed by Buyer and Seller;

(b) Assignment and Assumption of Leases (and security deposits not heretofore applied) in the form of Exhibit B attached hereto; and

(c) Assignment and Assumption of Contracts and Other Obligations in the form of Exhibit H attached hereto pursuant to which Seller shall assign to Buyer all of the contracts which Buyer has elected to have assigned to it and pursuant to which Buyer shall assume such Contracts and all other obligations relating to the Property.

(d) State and Local Transfer Tax Declarations prepared by Seller in accordance with local, county and State law for approval by Buyer and such transfer tax declarations shall be deposited with Escrowholder after the same have been executed by Buyer and Seller.

7.3.4. Other Documents. Buyer, Seller, and Escrowholder shall deposit with Escrowholder all other documents which are required to be deposited in escrow by the terms of this Agreement.

7.4. Costs.

Seller shall pay the cost of: (i) the Survey, (ii) an ALTA Extended Coverage Owner’s Title Insurance Policy, 1970 Form B as revised 10/17/70 and 10/17/84, along with the cost of gap coverage, (iii) state and county documentary transfer taxes, (iv) recording fees, and (v) 1/2 of the cost of the Escrowholder’s charge for the escrow, if any.

Buyer shall pay the cost of: (i) all endorsements to the ALTA Extended Coverage Owner’s Title Insurance Policy, (ii) Village transfer taxes, and (iii) 1/2 of the cost of the Escrowholder’s charge for the escrow, if any.

Buyer and Seller shall each pay their own legal fees incurred in connection with the drafting and negotiating of this Agreement and the Closing of the transaction contemplated herein.

7.5. Prorations. The following items shall be prorated between Buyer and Seller as of the Closing Date:

(a) Taxes and Assessments General real estate taxes, assessments, utilities and all other expenses are paid by the tenant under the Tenant Lease and therefore a proration is not necessary.

(b) Rentals, Other Income, and Expenses Rentals, including prepaid rents, and other amounts and items of income relating to the Property, as well as any expenses of operating the Property which are outstanding or have been prepaid by Seller, but only to the extent which such expenses stem from and are consistent with contracts or other arrangements previously disclosed to Buyer on or before the Acceptance Date, shall be prorated as of 12:01 a.m. on the Closing Date. Buyer and Seller agrees to estimate as of the Closing Date any amounts which cannot be determined accurately as of the Closing Date;

(c) Security Deposits All tenant security and other deposits not heretofore applied, together with accrued interest, if any, shall be credited to Buyer on the Closing Date; and

Buyer and Seller agree that, if any of the aforesaid prorations cannot be calculated accurately on the Closing Date, the same shall be calculated as accurately as possible for the Closing and shall be recalculated within thirty (30) days after the Closing or as soon as sufficient information to calculate such prorations is available and post-closing adjustments and payments shall be made. Prorations for any taxes and/or assessments on the Property shall be final as of the Closing Date. Prorations and adjustments shall be made by credits to or charges against the Purchase Price. Any rents under the Tenant Leases collected after the Closing Date by Buyer or any of its agents shall be applied first to the current rent due, and, if any portion of such rents so collected are applicable to any periods prior to the Closing, Buyer shall remit such portion to Seller; provided, however, Buyer shall not be required to make any such remittances more frequently than once each month. For purposes of calculating prorations, Buyer shall be deemed to be entitled to the income and responsible for the expenses for the entire day upon which the Closing occurs.

7.6. Insurance. Unless specifically agreed otherwise, the fire, hazard, and other insurance policies relating to the Property shall not be assigned to Buyer. All unearned premiums for fire and any additional hazard insurance premium or other insurance policy premiums with respect to the Property shall be retained by Seller.

7.7. Close of Escrow. Subject to the provisions of the Section below entitled “Wire Transfer,” pursuant to the terms of this Agreement, as soon as Buyer and Seller has deposited all items required with Escrowholder, and upon satisfaction of the Sections hereof entitled “Buyer’s Conditions Precedent to Closing” and “Seller’s Conditions Precedent to Closing,” Escrowholder shall cause the Closing to occur in accordance with the terms hereof by immediately taking the following actions in exactly the following specified order:

(a) Recordation. Record the Trustee’s Deed.

(b) Wire Transfer. Wire transferring the Purchase Price (including the Earnest Money and interest thereon held by Escrowholder, less the amount of costs paid by Seller at Closing, and plus or minus the amount of any prorations pursuant to the terms hereof, all as set forth on the closing statement signed by Buyer and Seller) to Seller as directed by Seller.

(c) Deliver Other Escrowed Documents.

(i) Delivery to Buyer:

at least one executed counterpart of each of the following: (A) a recorded copy of the Trustee’s Deed, (B) Assignment and Assumption of Leases, (C) Assignment and Assumption of Contracts and Other Obligations, Seller’s Certificate of Corporate Authorization, (D) Bill of Sale, (E) FIRPTA Affidavit, (F) Seller’s Certificate of Reaffirmation of Representations, and (G) the Closing Statement.

(ii) Deliver to Seller:

(A) a recorded copy of the Trustee’s Deed, (B) Assignment and Assumption of Leases, (C) Assignment and Assumption of Contracts and Other Obligations, (D) Buyer’s Certificate of Reaffirmation of Representations and (E) the Closing Statement.

7.8. Deliveries to Buyer. At, or as soon as reasonably possible after the Closing, Seller shall deliver the following to Buyer:

(a) Tenant Leases. The original of the Tenant Leases and any amendments thereto.

(b) Service Contracts. The originals of all Service Contracts being assigned which are in the possession of Seller.

(c) Keys. Any keys to any door or lock on the Property in the possession of Seller.

(d) Licenses and Permits. All original licenses and permits or copies thereof issued by governmental authorities having jurisdiction over the Property which Seller has in its possession and which are transferable.

(e) Manufacturer Warranties. The originals of any and all Manufacturing Warranties pertaining to the Property.

7.9 Recorded Instruments. As soon after the Closing Date as possible, Escrowholder shall deliver to Buyer the original recorded Deed and any other recorded documents, and shall deliver to Seller a copy of the recorded Deed, with recordation information noted thereon along with copies of other recorded documents.

7.10 Tenant Notice. Buyer and Seller agree to execute a tenant notice satisfactory to and signed by both Buyer and Seller, notifying the tenant of the sale of the Property and transfer of its security deposit.

7.11 Possession. As of the Closing Date, possession of the Property shall be delivered to Buyer subject to the Tenant Leases and to any right of possession under any items described in either of the Trustee’s Deed.

ARTICLE 8

CASUALTY

In the event of any loss or damage by fire or other casualty to the Property prior to the Closing Date which is not material, Closing shall be consummated just as if such loss or damage had not occurred, and Seller shall deliver to Buyer any and all proceeds paid to Seller by Seller’s insurer with respect to such casualty. At Closing, Seller shall give Buyer a credit on the Purchase Price in the amount of any deductible not borne by tenant. In the event of any material loss or damage by fire or other casualty to the Property prior to the Closing, at Buyer’s sole option, either:

(a) this Agreement shall terminate in accordance with the Section hereof entitled “Non Default Termination” if Buyer shall so notify Seller within ten (10) days of Buyer receiving written notice from Seller of the casualty; or

(b) if Buyer shall not have timely notified Seller of its election to terminate this Agreement in accordance with Subsection (a) above, Closing shall be consummated just as if such loss or damage had not occurred, without reduction in the Purchase Price, and Seller shall deliver to Buyer any and all proceeds paid to

Seller by Seller’s insurer with respect to such casualty. At Closing, Seller shall give Buyer a credit on the Purchase Price in the amount of any deductible not borne by a tenant.

For purposes of the foregoing, a casualty shall be deemed to be material if the estimated cost of restoration exceeds the Materiality Limit as defined in the Basic Terms.

ARTICLE 9

CONDEMNATION

In the event of (i) any pending or contemplated annexation or condemnation proceeding affecting, or which may affect, all or any material portion of the Property, (ii) any proposed or pending proceeding to change or redefine the zoning classification of all or any portion of the Property which would make the present use of the Property by Buyer non-conforming, or (iii) a proposed change in road patterns or grades which may adversely affect access to the roads providing a means of ingress to or egress from the Property, Buyer shall have the right, at its option, to terminate this Agreement in accordance with the Section hereof entitled “Non-Default Termination”, or to proceed with the purchase of the Property without reduction of the Purchase Price, and, if Buyer so elects, Seller shall assign to Buyer its rights to the entire award or payment made in connection with such taking.

ARTICLE 10

NOTICES

All notices, requests, demands, and other communications required or permitted to be given under this instrument shall be in writing and shall be conclusively deemed to have been duly given or delivered, as the case may be, (i) when hand delivered to the addressee; or (ii) one (1) business day after having been deposited, properly addressed and prepaid for guaranteed next-business-day delivery, with a nationally-recognized overnight courier service (e.g., UPS, FedEx, or U.S. Express Mail). All such notices, requests, or demands shall be addressed as defined in the section hereof entitled “Basic Terms”, or to such other street address as a party may from time to time designate by notice given to the other party(ies); provided, however that no party may require notice be given or delivered to more than three (3) addresses.

ARTICLE 11

BROKERS

Buyer and Seller represent to each other that they have dealt with no broker or other person in connection with the sale of the Property in any manner which might give rise to any claim for commission. Seller has disclosed to Buyer that Van Vlissingen and Company is entitled to a fee for this transaction, which fee shall be paid by Seller. No other broker or person is entitled to receive any broker’s commissions, finder’s fees, or similar compensation from Seller in connection with any aspect of the transaction contemplated herein. It is agreed that if any claims for brokerage commissions or fees are ever made against Seller or Buyer in connection with this transaction, all such claims shall be handled and paid by the party whose alleged actions or commitments form the basis of such claim. The party against whom the claim for such fees is made shall indemnify and hold the other party harmless against and in respect of any claim for brokerage or finder’s fees or other like payment based in any way upon agreements, arrangements, or understandings made or claimed to have been made by Buyer or Seller with any third person.

ARTICLE 12

REMEDIES

12.1 Default.

The remedies for default provided in the following Sections shall constitute the sole and exclusive remedies of the aggrieved party in the event of default by the other party.

12.2. Default by Buyer. If Buyer defaults in its obligations hereunder, Seller shall be paid by Escrowholder and shall retain any Earnest Money then paid as liquidated damages for Buyer’s default. The parties hereto expressly agree and acknowledge that Seller’s actual damages in the event of any such default by Buyer would be extremely difficult or impracticable to ascertain and that the amount of the Earnest Money represents the parties’ reasonable estimate of such damages. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty. Such sums shall be the amount that Seller is entitled to receive as liquidated damages and shall be Seller’s sole and exclusive remedy in the event of default by Buyer. Seller shall have no right, and hereby waives all right, to an action for specific performance of this agreement and/or an action for actual damages. Notwithstanding anything to the contrary contained in this Section, Seller and Buyer agree that this liquidated damages provision is not intended to apply to any default or breach by Buyer under any of its obligations that survive the Closing (including any indemnity obligations) under this Agreement or under any instrument or document delivered by Buyer at Closing pursuant hereto or in connection herewith, it being understood and agreed that from and after the Closing, Seller shall have all rights and remedies at law and in equity with respect to any such default or breach.

12.3. Default by Seller. If Seller default in its obligations hereunder, Buyer, at its option, may, as its sole remedy hereunder, elect to do either of the following: (i) terminate this Agreement and receive all deposits, including, without limitation, the

Earnest Money deposited with Escrowholder (including interest earned thereon), and, in addition, Buyer shall be entitled to receive from Seller, as liquidated damages, the sum of $50,000.00 (the parties hereto expressly agree and acknowledge that Buyer’s actual damages in the event of any such default by Seller would be extremely difficult or impracticable to ascertain and that the sum of $50,000.00 represents the parties’ reasonable estimate of such damages, the payment of such amount as liquidated damages is not intended as a forfeiture or penalty), or (ii) pursue an action for the specific performance of Buyer’s obligations hereunder. Notwithstanding anything to the contrary contained in this Section, Seller and Buyer agree that the liquidated damages provision is not intended to apply to any default or breach by Seller under any of its obligations that survive the Closing (including any indemnity obligations) under this Agreement or under any instrument or document delivered by Seller at Closing pursuant hereto or in connection herewith, it being understood and agreed that from and after the Closing Buyer shall have all rights and remedies at law and in equity with respect to any such default or breach, subject to the limitation set forth in Section 16.1.

ARTICLE 13

NON-DEFAULT TERMINATION

For purposes of this Agreement, a “Non-Default Termination” is: (i) any termination of this Agreement specifically identified as a Non-Default Termination under this Agreement; (ii) any termination of this Agreement specifically identified herein as being a default pursuant to this Article; and (iii) any termination of this Agreement other than a default or termination to which Section 12 hereof is applicable. Upon a Non-Default Termination, the Earnest Money, plus accrued interest, shall be returned to Buyer as Buyer’s sole remedy hereunder and the parties shall have no further rights or obligations hereunder, except those indemnifications referenced in Section 6.2 hereof.

ARTICLE 14

LIKE-KIND EXCHANGE

14.1 Intentionally Deleted.

14.2 Intentionally Deleted.

14.3 Intentionally Deleted.

14.4 Intentionally Deleted.

14.5 Intentionally Deleted.

ARTICLE 15

INDEMNITIES

15.1. Seller’s Indemnity. Seller agrees to indemnify and hold harmless Buyer from and against: (i) any amounts due or reimbursable to any tenant(s) or subtenant(s), if any, arising from an act or omission prior to Closing, (ii) any expense, debt, obligation or liability of Seller with respect to any vendors, suppliers or service providers with respect to the Property and/or the ownership and operation of the Property prior to the Closing to the extent such expense, debt, obligation or liability is not reflected as a credit on the Closing Statement and is not an obligation of any tenants or subtenants or their agents, and (iii) any third party claim for injury to person or damage to property from any accident on the Property prior to Closing to the extent not subject to indemnification from a tenant or subtenant of the Property. Buyer shall give the Seller reasonably prompt notice of any claim of any third parties for any amounts described in this Section 15.1. Seller agrees to pay reasonable attorneys’ fees and all other costs and expenses which may be incurred in the enforcement of this indemnification, and Fore and Tower shall have the right to assume the defense of any such claims for so long as the following is true and remains true: (i) Fore and Tower acknowledge to Buyer, in writing, full responsibility for the liability with respect thereto; (ii) Fore and Tower hire outside counsel reasonably acceptable to Buyer and Buyer’s insurer to represent Buyer; and (iii) Fore and Tower keep Buyer (and Buyer’s insurer) informed with regard to the matter and provide them with copies of any correspondence, court pleadings, etc.

15.2. Buyer’s Indemnity. Buyer agrees to indemnify and hold harmless Seller from and against any losses, costs, claims, liabilities, damages and expenses, based on any act or omission occurring after the Closing Date, in connection with ownership of the Property, which Seller may suffer or incur as a result of a liability, obligation, debt, contract, or other commitment. Such agreement by Buyer to so indemnify, defend and hold Seller harmless shall be null and void except to the extent that, within one year of the Closing Date, Seller has actually incurred such damage and Buyer has received notice from Seller pursuant to the Section hereof entitled “Notices” referring to this Section and specifying the amount, nature and facts underlying any claim being made by Seller hereunder.

ARTICLE 16

MISCELLANEOUS

16.1. Survival of Representations, Covenants, and Obligations. Except as otherwise expressly provided herein, the representations, covenants, indemnities or obligations contained herein made by Seller or Buyer shall survive Closing for a period of twelve (12) months from the Closing Date. The general partners of Seller, Tower and Fore, will each be liable for half of any claim under the Purchase Agreement, the Bill of Sale and Assignment, the Assignment and Assumption of Leases and the Assignment and Assumption of Contracts and Other Obligations, up to an aggregate amount for all claims under this Agreement, the purchase agreement for the Additional Buildings and the Bills of Sale and Assignment, the Assignment and Assumption of Leases and the Assignments and Assumption of Contracts and Other Obligations in connection with the Property and the Additional Buildings of Seven Million Dollars ($7,000,000) per partner. For purposes of calculating the aggregate maximum liability amount against each partner under the preceding sentence, one-half of any amounts paid directly by Seller shall be applied against the maximum liability amount of each partner of Seller. In addition, Tower agrees to retain 100% ownership of that certain real estate property known as 625 Barclay Boulevard located in Lincolnshire, Illinois, with a maximum allowable lien amount of $500,000.00, for a period of time equal to one year from the Closing Date.

16.2. Attorneys’ Fees. In the event of any litigation between the parties hereto concerning the terms hereof, the losing party shall pay the reasonable attorney’s fees and costs incurred by the prevailing party in connection with such litigation, including appeals.

16.3. Publicity. Buyer and Seller agrees that in no event shall the Purchase Price for the Property be publicly disclosed at any time either prior to or post Closing, except by mutual written consent. Neither party will publicly advertise or announce the facts of the sale of the Property, except by mutual written consent, until after the Closing. In no event will either party advertise or announce the terms of this Agreement, except by mutual written consent.

16.4. Captions. The Section headings or captions appearing in this Agreement are for convenience only, are not a part of this Agreement, and are not to be considered in interpreting this Agreement.

16.5. Waiver. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

16.6. Time. Time is of the essence with regard to each provision of this Agreement. If the final date of any period provided for herein for the performance of an obligation or for the taking of any action falls on a Saturday, Sunday, or banking holiday, then the time of that period shall be deemed extended to the next day which is not a Saturday, Sunday, or banking holiday. All time periods expiring on a specific date or period herein shall be deemed to expire at 5:00 p.m. Central Standard Time on such specific date or period.

16.7. Controlling Law. This Agreement shall be construed in accordance with the laws of the state in which the Property is located.

16.8. Severability. If any one or more of the provisions of this Agreement shall be determined to be void or unenforceable by a court of competent jurisdiction or by law, such determination will not render this Agreement invalid or unenforceable, and the remaining provisions hereof shall remain in full force and effect so long as the contractual intent of the parties can be realized.

16.9 Intentionally Omitted.

16.10. Construction. Buyer and Seller agrees that each party and its counsel (if applicable) have reviewed, and if necessary, revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, exhibits, or schedules hereto.

16.11. Execution. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, but such counterparts together shall constitute but one agreement.

16.12. Amendments. This Agreement may be amended only by a written instrument executed by Buyer and Seller.

16.13. Automatic Termination. This Agreement shall be null and void, ab initio, unless it is fully executed by Buyer, Seller, and Escrowholder, with a fully executed counterpart delivered to each, prior to July 29, 2005.

16.14. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto.

16.15. Waiver of Trial by Jury. Buyer and Seller expressly waive any right to trial by jury of any claim, demand, action, or cause of action arising under, in connection with or incident to, this Agreement and any and all supplements executed pursuant hereto, whether in contract, tort or otherwise, and agree and consent that any such claim, demand, action, or cause of action, shall be decided by court trial without a jury.

16.16. Entire Agreement This written Agreement constitutes the entire and complete agreement between the parties hereto and supersedes any prior oral or written agreements between the parties with respect to the Property.

IN WITNESS WHEREOF, this Agreement has been executed as of the date written below.

SELLER:	OVERLOOK ASSOCIATES, an Illinois general partnership

	By:	FORE Holdings, LLC, an Illinois limited liability company

By:
Name:
Title:

	By:	Tower Parkway Associates, L.L.C., an Illinois limited liability company

		By:	Lake D.G.R. Associates, an Illinois general partnership, member

By:
			Name:	Donald L. Asher
Title:

		By:	Clinton Industries, L.L.C., an Illinois limited liability company, member

By:
			Name:	Gerard M. Kenny
Title:

		By:	L.L.L. Partnership, LLC, an Illinois limited liability company, member

By:
			Name:	Charles R. Lamphere
Title:

Date:                                                 , 2005

(signatures continued from previous page)

BUYER:	CORPORATE OVERLOOK CAMPUS, LLC, a Delaware limited liability company

	By:	The Northwestern Mutual Life Insurance Company, a Wisconsin corporation

		By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:
Name:
			Its:	Managing Director

	By:	L.L.L. Partnership, LLC, an Illinois limited liability company

By:
Name:
Title:

	By:	Lake D.G.R. Associates I, LLC, an Illinois limited liability company

		By:	Lake D.G.R. Associates, an Illinois general partnership, member

By:
		Name:	Donald L. Asher
		Title:	Partner

Date:                                                 , 2005

RECEIPT BY ESCROWHOLDER

First American Title Insurance Company shall serve as Escrowholder pursuant to the terms and provisions of that certain Real Estate Purchase and Sale Agreement between The Northwestern Mutual Life Insurance Company and Overlook Associates, (the “Agreement”), and hereby acknowledges receipt of a fully executed copy of the Agreement and the Earnest Money referred to therein in the sum of                         . Escrowholder, on behalf of First American Title Insurance Company, agrees to accept, hold, apply and/or return such Earnest Money, and disburse any funds received pursuant to the provisions of the Agreement, and otherwise comply with the obligations of Escrowholder as set forth in the Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Its:

Date of receipt:                                , 2005

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EXHIBIT A
Form of Deed

TRUSTEE’S DEED	(Reserved for Recorders Use Only)

THIS INDENTURE, dated between, LASALLE BANK NATIONAL ASSOCIATION, a National Banking Association, duly authorized to accept and execute trusts within the State of Illinois, not personally but as Trustee under the provisions of a deed or deeds in trust duly recorded and delivered to said Bank in pursuance of a certain Trust Agreement dated May 1, 1989 and known as Trust Number 108178-07 party of the first part, and CORPORATE OVERLOOK CAMPUS, LLC, a Delaware limited liability company, One Overlook Point, Lincolnshire Corporate Center, Lincolnshire, Illinois 60069, party/parties of the second part.

WITNESSETH, that said party of the first part, in consideration of the sum of TEN ($10.00) Dollars and other good and valuable consideration in hand paid, does hereby convey and QUIT-CLAIM unto said party/parties of the second part, the following described real estate, situated in Lake County, Illinois, to-wit:

SEE SCHEDULE 1 ATTACHED HERETO FOR LEGAL DESCRIPTION AND SUBJECT TO THE PERMITTED EXCEPTIONS ATTACHED TO THIS INSTRUMENT AS SCHEDULE 2

together with the tenements and appurtenances thereunto belonging.

TO HAVE AND TO HOLD, the same unto said party of the second part, and to the proper use, benefit and behalf, forever, of said party of the second part.

This deed is executed by the party of the first part, as Trustee, as aforesaid, pursuant to and in the exercise of the power and authority granted to and vested in it by the terms of said Deed or Deeds in Trust and the provisions of said Trust Agreement above mentioned, and of every other power and authority thereunto enabling. This deed is made subject to the liens of all trust deeds and/or mortgages upon said real estate, if any, recorded or registered in said county.

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IN WITNESS WHEREOF, said party of the first part has caused its corporate seal to be hereto affixed, and has caused its name to be signed to these presents by one of its officers, the day and year first above written.

LASALLE BANK NATIONAL ASSOCIATION, as trustee and not personally,

By:
Authorized Signature

Prepared By: LASALLE BANK NATIONAL ASSOCIATION, 135 S. LASALLE ST, SUITE 2500, CHICAGO IL 60603

STATE OF ILLINOIS         ) I, the undersigned, a Notary Public in and for said County and State, do hereby certify

COUNTY OF COOK         )                                                   an officer of LaSalle Bank National Association personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that said officer of said association signed and delivered this instrument as a free and voluntary act, for the uses and purposes therein set forth.

GIVEN under my hand and seal this                          day of                                     , 2005.

NOTARY PUBLIC

MAIL TO:

Robin Miller (N16WC)

The Northwestern Mutual Life Insurance Company

720 E. Wisconsin Avenue

Milwaukee, WI 53202

ATTN: REAL ESTATE DEPARTMENT

SEND FUTURE TAX BILLS TO:  CORPORATE OVERLOOK CAMPUS, LLC

One Overlook Point

Lincolnshire Corporate Center

Lincolnshire, Illinois 60069

Attn: Charles R. Lamphere / John Nawrocki

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SCHEDULE 1

LEGAL DESCRIPTION

ONE OVERLOOK POINT

Lot 4 in Lincolnshire Corporate Center Unit 3, being a Subdivision of part of Sections 22 and 27, Township 43 North, Range 11 East of the Third Principal Meridian, according to the Plat thereof recorded October 3, 1985 as Document 2388875 and amended by Letters of Amendment recorded November 14, 1986 as Document 2505119 and November 21, 1986 as Document 2507771, in Lake County, Illinois.

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SCHEDULE 2

PERMITTED EXCEPTIONS

(1) covenants, conditions and restrictions of record;

(2) party wall rights,

(3) real estate taxes not yet due and payable;

(4) applicable zoning and building laws or ordinances;

(5) reciprocal easements for the use of driveways and/or sidewalks between the real estate and adjacent property;

(6) acts done or suffered by Grantee, or anyone claiming, by, through, or under Grantee;

(7) liens and other matters as to which the Title Insurer commits to insure Grantee against loss or damage; and

(8) [ANY OTHER PERMITTED ENCUMBRANCE.].

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EXHIBIT B

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (“Assignment”) is made and entered into as of this      day of July, 2005 by and between LASALLE BANK N.A. AS SUCCESSOR TRUSTEE TO AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO AS TRUSTEE UNDER TRUST AGREEMENT DATED May 1, 1989 and known as Trust Number 108178-07 (the “Assignor”), and CORPORATE OVERLOOK CAMPUS, LLC, a Delaware limited liability company (“COC”), L.L.L. PARTNERSHIP, LLC, an Illinois limited liability company (“LLL”) and LAKE D.G.R. ASSOCIATES I, LLC, an Illinois limited liability company (“DGR”).

I.

RECITALS

A. Assignor has conveyed to COC, LLL and DGR tenancy-in-common interests (the “Conveyance”) in the real estate commonly known as ONE OVERLOOK POINT, LINCOLNSHIRE CORPORATE CENTER, LINCOLNSHIRE, ILLINOIS, which is legally described in Schedule 1 attached hereto and incorporated herein (the “Property”) and Assignor and COC have entered into entered into that certain Real Estate Purchase Agreement (the “Agreement”) dated July             , 2005, for the purchase and sale of 80.4% of the Property.

B. Assignor desires to assign and COC, LLL and DGR desire to assume, the rights, duties, obligations, and liabilities of Assignor, as landlord under the leases described on Schedule 2 attached hereto and incorporated herein (the “Leases”) and (i) the letter agreement dated July 14, 2005 by and between Van Vlissingen, on behalf of Assignor, and Mosaic Company, proposing to lease unit 110 in the building on the Property to Mosaic Company and (ii) the letter agreement dated July 21, 2005 by and between Van Vlissingen and Co., on behalf of Assignor, and Danic Custom Homes, proposing to lease unit 105 in the building on the Property to Danic Custom Homes (collectively, the “Letter Agreements”).

C. LLL and DGR desire to re-assign to COC, and COC desires to assume, the rights, duties, obligations and liabilities of LLL and DGR, as landlord under the Leases and the Letter Agreements.

NOW, THEREFORE, in consideration of the recitals set forth above, which are the mutual covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Subject to the terms, covenants, conditions, and provisions of the Leases and this Assignment, Assignor hereby transfers, conveys, and assigns to COC, its successors and assigns, an undivided eighty and 40/100 percent (80.4%) interest, to LLL, its successors and assigns, an undivided nine and 80/100 percent (9.8%) interest and to DGR, its successors and

6

assigns, an undivided nine and 80/100 percent (9.8%) interest in Assignor’s right, title, and interest as landlord in, to and under the Leases, the security deposits under the Leases and the Letter Agreements.

2. Subject to the terms, covenants, conditions, and provisions of the Leases and this Assignment, LLL hereby transfers, conveys, and re-assigns to COC, its successors and assigns, LLL’s right, title, and interest as landlord in, to and under the Leases, the security deposits under the Leases and the Letter Agreements.

3. Subject to the terms, covenants, conditions, and provisions of the Leases and this Assignment, DGR hereby transfers, conveys, and re-assigns to COC, its successors and assigns, DGR’s right, title, and interest as landlord in, to and under the Leases, the security deposits under the Leases and the Letter Agreements.

4. COC hereby accepts the transfer, conveyance, and assignment of the Leases and Letter Agreements from Assignor, LLL and DGR and, assumes all rights, duties, obligations, and liabilities of Assignor, LLL and DGR under the Leases and the Letter Agreements as of the date hereof.

5. Assignor, LLL and DGR hereby agrees to indemnify, defend, and hold COC harmless from any cost, claim, liability, damage, or expense (including reasonable attorney’s fees and costs) arising from any cause of action whatsoever relating to the Leases if and to the extent that cost, claim, liability, damage, or expense relates to acts or omissions occurring prior to the date of this Assignment subject to the provisions of Section 16.1 of the Agreement.

6. COC hereby agrees to indemnify, defend, and hold Assignor harmless from any cost, claim, liability, damage, or expense (including attorneys’ fees and costs) arising from any cause of action whatsoever relating to the Leases if and to the extent that cost, claim, liability, damage, or expense relates to acts or omissions occurring after the date of this Assignment.

7. This Assignment shall be binding upon and shall inure to the benefit of Assignor, COC, LLL and DGR, and their respective legal representatives, heirs, successors, and assigns.

8. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first above written.

ASSIGNOR:

LaSalle Bank, N.A., as Trustee aforesaid

By:
Name:
Its:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

1

COC:	CORPORATE OVERLOOK CAMPUS, LLC,
a Delaware limited liability company

	By:	Lake D.G.R. Associates I, LLC, an Illinois limited liability company, a member

		By:	Lake D.G.R. Associates, an Illinois general partnership, Member

By:
			Name:	Donald L. Asher
			Its:	Partner

	By:	L.L.L. Partnership, LLC, an Illinois limited liability company, a member

By:
		Name:	Charles R. Lamphere
		Title:	Member

	By:	The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, a member

		By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:

Its Managing Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

2

LLL:	L.L.L. PARTNERSHIP, LLC,
an Illinois limited liability company

By:
	Name:	Charles R. Lamphere
	Its:	Member

DGR:	LAKE D.G.R. ASSOCIATES I, LLC, an Illinois limited liability company

	By:	Lake D.G.R. Associates, an Illinois general partnership, Member

By:
		Name:	Donald L. Asher
		Its:	Partner

3

SCHEDULE 1

LEGAL DESCRIPTION

ONE OVERLOOK POINT

Lot 4 in Lincolnshire Corporate Center Unit 3, being a Subdivision of part of Sections 22 and 27, Township 43 North, Range 11 East of the Third Principal Meridian, according to the Plat thereof recorded October 3, 1985 as Document 2388875 and amended by Letters of Amendment recorded November 14, 1986 as Document 2505119 and November 21, 1986 as Document 2507771, in Lake County, Illinois.

4

SCHEDULE 2

TENANT LEASES

One Overlook Point Leases

Tenant: Hewitt Associates LLC

Suites :129, 139, 140, 190, 260, 290, 300, 400, 500 and 600

Term: 6/1/89 – 5/31/09

Tenant: Van Vlissingen and Co.

Suite: 100

Term: 11/1/94 to 10/31/05

Tenant: Logicalis US Holdings, Inc.

Suite: 250

Term: 2/1/98 – 11/30/05

Tenant: FedEx

Suite: No Suite, just an Interior Box on First Floor

Term: 4/1/05 – 4/1/06

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EXHIBIT C

EXISTING ENVIRONMENTAL REPORTS

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EXHIBIT D

“FIRPTA” Affidavit

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by                     , the undersigned hereby certifies the following on behalf                     .

1.	is a and is not a foreign ;

2.	’s U.S. employer identification number is

                                             ; and

3.	office address is .

The undersigned understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalty of perjury, I declare that I have examined this certificate and to the best of my knowledge and belief, it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of                                              .

Dated: , 2005	By:

Its:

1

EXHIBIT E

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT is made as of          the day of                     , 2005, by OVERLOOK ASSOCIATES, an Illinois general partnership (“Seller”) to CORPORATE OVERLOOK CAMPUS, LLC, a Delaware limited liability company (“Buyer”).

WITNESSETH:

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged:

A. Seller hereby sells and conveys unto Buyer, its successors and assigns an undivided eighty and 40/100 (80.4%) interest in all of the tangible personal property which is owned by Seller and located at the premises described on Schedule 1 attached hereto (the “Premises”).

TO HAVE AND TO HOLD the same unto Buyer, its successors and assigns forever. Seller does hereby covenant and agree with Buyer that Seller is the lawful owner of said tangible personal property, that the same is free from all encumbrances and that Seller has good right to sell the interest in the same as aforesaid. ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE HEREBY EXCLUDED.

B. Seller hereby assigns to Buyer all of its right, title, and interest, if any, in and to all existing and transferable licenses, permits, approvals, certificates, and agreements with or from all boards, agencies and departments, governmental or otherwise, relating, directly or indirectly, to the ownership, use, operation, and maintenance of the Premises, heretofore issued or executed, together with all renewals, extensions, and amendments thereto and thereof (collectively, the “Licenses”).

C. Seller represents and warrants that:

(a) it has the right, power, and authority to execute and deliver this Bill of Sale and Assignment.

(b) it has made no prior assignment of the Licenses.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Seller has executed this Bill of Sale and Assignment as of the day and year first hereinabove written.

OVERLOOK ASSOCIATES, an Illinois general partnership

By:	FORE Holdings L.L.C., an Illinois limited liability company, general partner

By:
Name:
Title:

By:	Tower Parkway Associates, L.L.C., an Illinois limited liability company, general partner

	By:	Lake D.G.R. Associates, an Illinois general partnership, member

By:
		Name:	Donald L. Asher
		Title:	Partner

	By:	Clinton Industries L.L.C., an Illinois limited liability company, member

By:
		Name:	Gerard M. Kenny
		Title:	Authorized Member

	By:	L.L.L. Partnership, LLC, an Illinois limited liability company, member

By:
		Name:	Charles R. Lamphere
		Title:	Member

4

SCHEDULE 1

LEGAL DESCRIPTION

ONE OVERLOOK POINT

Lot 4 in Lincolnshire Corporate Center Unit 3, being a Subdivision of part of Sections 22 and 27, Township 43 North, Range 11 East of the Third Principal Meridian, according to the Plat thereof recorded October 3, 1985 as Document 2388875 and amended by Letters of Amendment recorded November 14, 1986 as Document 2505119 and November 21, 1986 as Document 2507771, in Lake County, Illinois.

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EXHIBIT F

SELLER’S CERTIFICATE OF REAFFIRMATION OF REPRESENTATIONS

THIS CERTIFICATE (this “Certificate”) is made this              day of                     , 2005, by OVERLOOK ASSOCIATES, an Illinois general partnership, (“Seller”), in favor of CORPORATE OVERLOOK CAMPUS, LLC, a Delaware limited liability company, (“Buyer”).

WITNESSETH:

WHEREAS, Seller and Buyer entered into that certain Real Estate Purchase Agreement dated                     , 2005 (the “Agreement”), with respect to the purchase and sale of property commonly known as One Overlook Point located in Lincolnshire, Illinois described therein; and

WHEREAS, the Agreement provides that all of the representations, warranties, and covenants of Seller in the Agreement shall be reaffirmed by Seller at Closing.

NOW, THEREFORE, for good and valuable consideration, Seller hereby certify to Buyer as follows:

Seller hereby reaffirm as of the date hereof, that all of Seller’s representations, warranties, and covenants set forth in Section 3.1 of the Agreement, were true, correct, and complete on the date of the Agreement, and remain true, correct, and complete on the date hereof, without exception or {except as set forth on Exhibit A attached hereto and made a part hereof}.

IN WITNESS WHEREOF, this Certificate has been executed under seal by the duly authorized representative of Seller on the day and year first above written.

OVERLOOK ASSOCIATES, an Illinois general partnership

By:
Name:
Title:

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EXHIBIT G

BUYER’S CERTIFICATE OF REAFFIRMATION OF REPRESENTATIONS

THIS CERTIFICATE (this “Certificate”) is made this                      day of                     , 2005, by CORPORATE OVERLOOK CAMPUS, LLC, a Delaware limited liability company, (“Buyer”), in favor of OVERLOOK ASSOCIATES, an Illinois general partnership, (“Seller”).

WITNESSETH:

WHEREAS, Seller and Buyer entered into that certain Real Estate Purchase Agreement dated                      , 2005 (the “Agreement”), with respect to the purchase and sale of property commonly known as One Overlook Point located in Lincolnshire, Illinois described therein (the “Property”); and

WHEREAS, the Agreement provides that all of the representations, warranties, and covenants of Buyer in the Agreement shall be reaffirmed by Buyer at Closing.

NOW, THEREFORE, for good and valuable consideration, Buyer hereby certifies to Seller as follows:

Buyer hereby reaffirms as of the date hereof, that all of Buyer’s representations, warranties, and covenants set forth in Section 3.2 of the Agreement, were true, correct, and complete on the date of the Agreement, and remain true, correct, and complete on the date hereof, without exception

IN WITNESS WHEREOF, this Certificate has been executed under seal by the duly authorized representative of Buyer the day and year first above written.

BUYER:	CORPORATE OVERLOOK CAMPUS, LLC, a Delaware limited liability company

	By:	The Northwestern Mutual Life Insurance Company, a Wisconsin corporation

		By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:
Name:
			Its:	Managing Director

2

By:	L.L.L. Partnership, LLC, an Illinois limited liability company

By:
Name:
Title:

By:	Lake D.G.R. Associates I, LLC, an Illinois limited liability company

By:
Name:
Title:

3

EXHIBIT H

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

AND OTHER OBLIGATIONS

THIS ASSIGNMENT is made this      day of                     , 2005 by and between OVERLOOK ASSOCIATES, an Illinois general partnership (“Assignor”) and CORPORATE OVERLOOK CAMPUS, LLC, a Delaware limited liability company (“COC”), L.L.L. PARTNERSHIP, LLC, an Illinois limited liability company (“LLL”) and LAKE D.G.R. ASSOCIATES I, LLC, an Illinois limited liability company (“DGR”).

RECITALS

A. Assignor has conveyed to COC, LLL and DGR tenancy-in-common interests (the “Conveyance”) in the real estate commonly known as ONE OVERLOOK POINT, LINCOLNSHIRE CORPORATE CENTER, LINCOLNSHIRE, ILLINOIS (the “Property”).

B. Assignor’s property manager has entered into certain service, maintenance, and other contracts or agreements (“Contracts”) related to the Property.

C. Assignor desires to assign to COC, LLL and DGR, and COC, LLL and DGR desire to acquire, Assignor’s interest, if any, under the Contracts, and all the rights thereunder, to be effective upon the date hereof.

D. LLL and DGR desire to re-assign to COC, and COC desires to acquire, LLL’s and DGR’s interest, if any, under the Contracts, and all the rights thereunder, to be effective upon the date hereof.

AGREEMENT

1. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over, and delivers to COC, an eighty and 40/100 percent (80.4%) interest in Assignor’s right, title, and interest, if any, in and to the Contracts.

2. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over, and delivers to LLL, a nine and 80/100 percent (9.8%) interest in Assignor’s right, title, and interest, if any, in and to the Contracts.

3. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, sells, transfers, sets over, and delivers to DGR, a nine

1

and 80/100 percent (9.8%) interest in Assignor’s right, title, and interest, if any, in and to the Contracts.

4. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, LLL hereby re-assigns, sells, transfers, sets over, and delivers to COC, all of LLL’s right, title, and interest, if any, in and to the Contracts.

5. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DGR hereby re-assigns, sells, transfers, sets over, and delivers to COC, all of LLL’s right, title, and interest, if any, in and to the Contracts.

6. In order to induce Assignor to execute and deliver this instrument and to assign the interest hereby conveyed, if any, COC hereby assumes and agrees to perform the obligations of the owner of the Property, if any, contained in the Contracts, as of and after the date hereof.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, Assignor, COC, LLL and DGR have executed these presents as of the day and year first hereinabove written.

ASSIGNOR:

OVERLOOK ASSOCIATES, an Illinois general partnership

By:	FORE Holdings L.L.C., an Illinois limited liability company, general partner

By:
Name:
Title:

By:	Tower Parkway Associates, L.L.C., an Illinois limited liability company, general partner

	By:	Lake D.G.R. Associates, an Illinois general partnership, member

By:
		Name:	Donald L. Asher
		Title:	Partner

	By:	Clinton Industries L.L.C., an Illinois limited liability company, member

By:
		Name:	Gerard M. Kenny
		Title:	Authorized Member

	By:	L.L.L. Partnership, LLC, an Illinois limited liability company, member

By:
		Name:	Charles R. Lamphere
		Title:	Member

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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COC:

CORPORATE OVERLOOK CAMPUS, LLC, a Delaware limited liability company

By:	Lake D.G.R. Associates I, LLC, an Illinois limited liability company, a member

	By:	Lake D.G.R. Associates, an Illinois general partnership, Member

By:
		Name:	Donald L. Asher
		Its:	Partner

By:	L.L.L. Partnership, LLC, an Illinois limited liability company, a member

By:
		Name:	Charles R. Lamphere
		Title:	Member

By:	The Northwestern Mutual Life Insurance Company, a Wisconsin corporation, a member

	By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:

Its Managing Director

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

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LLL:

L.L.L. PARTNERSHIP, LLC, an Illinois limited liability company

By:
Name:	Charles R. Lamphere
Its:	Member

DGR:

LAKE D.G.R. ASSOCIATES I, LLC, an Illinois limited liability company

By:	Lake D.G.R. Associates, an Illinois general partnership, Member

By:
	Name:	Donald L. Asher
	Its:	Partner

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EXHIBIT I

ACCEPTANCE NOTICE

                                                     , 2005

Attention:

Dear                     :

This is to advise you that after inspecting the Property commonly known as One Overlook Point located in Lincolnshire, Illinois, all as further described in the Real Estate Purchase Agreement dated                     , 2005, (the “Agreement”), between                      as Seller, and Corporate Overlook Campus, LLC, a Delaware limited liability company, as Buyer, Buyer waives its right under Section 6.4 of the Agreement to terminate the Agreement and will proceed to Closing, subject to the satisfaction of the other conditions to Closing set forth in the Agreement.

CORPORATE OVERLOOK CAMPUS, LLC, a Delaware limited liability company

By:	The Northwestern Mutual Life Insurance Company, a Wisconsin corporation

	By:	Northwestern Investment Management Company, LLC, a Delaware limited liability company, its wholly-owned affiliate and authorized representative

By:
Name:
		Its:	Managing Director

By:	L.L.L. Partnership, LLC, an Illinois limited liability company

By:
Name:
Title:

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By:	Lake D.G.R. Associates I, LLC, an Illinois limited liability company

	By:	Lake D.G.R. Associates, an Illinois general partnership, Member

By:
		Name:	Donald L. Asher
		Its:	Partner

cc:	First American Title Insurance Company

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EXHIBIT J

Minimum Standard

Detail Requirements

for

ALTA/ACSM

Land Title Surveys

as adopted by

American Land Title Association

American Congress on Surveying & Mapping

National Society of Professional Surveyors

1999

8

MINIMUM STANDARD DETAIL REQUIREMENTS for

ALTA/ACSM LAND TITLE SURVEYS

as adopted by
American Land Title Association
American Congress on Surveying & Mapping
and
National Society of Professional Surveyors

9

It is recognized that members of the American Land Title Association (ALTA) have specific needs, peculiar to title insurance matters, which require particular information for acceptance by title insurance companies when said companies are asked to insure title to land without exceptions as to the many matters which might be discoverable from survey and inspection and not be evidenced by the public records. In the general interest of the public, the surveying profession, title insurers and abstracters, ALTA, the American Congress on Surveying and Mapping (ACSM) and the National Society of Professional Surveyors, Inc. (NSPS) jointly promulgate and set forth such details and criteria for standards. It is understood that local variations may require local adjustments to suit local situations, and often must be applied. It is recognized that title insurance companies are entitled to rely on the survey furnished to them being of the appropriate professional quality, both as to completeness and as to accuracy. It is equally recognized that for the performance of a survey, the surveyor will be provided with appropriate data which can be relied upon in the preparation of the survey.

For a survey of real property and the plat or map of the survey to be acceptable to a title insurance company for purposes of insuring title to said real property free and clear of survey matters (except those matters disclosed by the survey and indicated on the plat or map), certain specific and pertinent information shall be presented for the distinct and clear understanding between the client (insured), the title insurance company (insurer), and the surveyor (the person professionally responsible for the survey).

These requirements are:

1. The client shall request the survey or arrange for the survey to be requested and shall provide a written authorization to proceed with the survey from the person responsible for paying for the survey. Unless specifically authorized in writing by the insurer, the insurer shall not be responsible for any costs associated with the preparation of the survey. The request shall specify that an “ALTA/ACSM LAND TITLE SURVEY” is required, meeting the then-current accuracy standards jointly adopted by ALTA, ACSM and NSPS. The request shall also designate which of the optional items listed in Table A are to be incorporated. The request shall set forth the record description of the property. Complete copies of the record description of the property, any record easements benefitting the property, the record easements or servitudes and covenants affecting the property (“Record Documents”), documents of record referred to in the Record Documents, and any other documents containing desired appropriate information affecting the property being surveyed and to which the survey shall make reference shall be provided to the surveyor for notation on the plat or map of survey.

2. The plat or map of such survey shall bear the name, address, telephone number, and signature of the professional land surveyor who made the survey, his or her official seal and registration number, the date the survey was completed and the dates of all revisions, and the caption “ALTA/ACSM Land Title Survey” with the certification set forth in paragraph 8.

3. An “ALTA/ACSM LAND TITLE SURVEY” shall be in accordance with the then-current “Accuracy Standards for Land Title Surveys” (“Accuracy Standards”) as adopted, from time to time, by the American Congress on Surveying and Mapping, the National Society of Professional Surveyors, and the American Land Title Association and incorporated herein by reference.

4. On the plat or map of an “ALTA/ACSM LAND TITLE SURVEY,” the survey boundary shall be drawn to a convenient scale, with that scale clearly indicated. A graphic scale, shown in feet or meters or both, shall be included. A north arrow shall be shown and when practicable, the plat or map of survey shall be oriented so that north is at the top of the drawing. Symbols or abbreviations used shall be identified on the face of the plat or map by use of a legend or other means. If necessary for clarity, supplementary or exaggerated diagrams shall be presented accurately on the plat or map. The plat or map shall be a minimum size of 8 ½ by 11 inches.

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5. The survey shall be performed on the ground and the plat or map of an “ALTA/ ACSM LAND TITLE SURVEY” shall contain, in addition to the required items already specified above, the following applicable information:

(a)	All data necessary to indicate the mathematical dimensions and relationships of the boundary represented, with angles given directly or by bearings, and with the length and radius of each curve, together with elements necessary to mathematically define each curve. The point of beginning of the surveyor’s description shall be shown as well as the remote point of beginning if different. A bearing base shall refer to some well-fixed bearing line, so that the bearings may be easily re-established. All bearings around the boundary shall read in a clockwise direction wherever possible. The North arrow shall be referenced to its bearing base and should that bearing base differ from record title, that difference shall be noted.

(b)	When record bearings or angles or distances differ from measured bearings, angles or distances, both the record and measured bearings, angles, and distances shall be clearly indicated. If the record description fails to form a mathematically closed figure, the surveyor shall so indicate.

(c)	Measured and record distances from corners of parcels surveyed to the nearest right-of-way lines of streets in urban or suburban areas, together with recovered lot corners and evidence of lot corners, shall be noted. The distances to the nearest intersecting street shall be indicated and verified. Names and widths of streets and highways abutting the property surveyed and widths of rights of way shall be given. Any use contrary to the above shall be noted. Observable evidence of access (or lack thereof) to such abutting streets or highways shall be indicated. Observable evidence of private roads shall be so indicated. Streets abutting the premises, which have been described in Record Documents, but not physically opened, shall be shown and so noted.

(d)	The identifying titles of all recorded plats, filed maps, right of way maps, or similar documents which the survey represents, wholly or in part, shall be shown with their appropriate recording data, filing dates and map numbers, and the lot, block, and section numbers or letters of the surveyed premises. For non-platted adjoining land, names, and recording data identifying adjoining owners as they appear of record shall be shown. For platted adjoining land, the recording data of the subdivision plat shall be shown. The survey shall indicate platted setback or building restriction lines which have been recorded in subdivision plats or which appear in a Record Document which has been delivered to the surveyor. Contiguity, gores, and overlaps along the exterior boundaries of the surveyed premises, where ascertainable from field evidence or Record Documents, or interior to those exterior boundaries, shall be clearly indicated or noted. Where only a part of a recorded lot or parcel is included in the survey, the balance of the lot or parcel shall be indicated.

(e)	All evidence of monuments shall be shown and noted to indicate which were found and which were placed. All evidence of monuments found beyond the surveyed premises on which establishment of the corners of the surveyed premises are dependent, and their application related to the survey shall be indicated.

(f)	The character of any and all evidence of possession shall be stated and the location of such evidence carefully given in relation to both the measured boundary lines and those established by the record. An absence of notation on the survey shall be presumptive of no observable evidence of possession.

(g)	The location of all buildings upon the plot or parcel shall be shown and their locations defined by measurements perpendicular to the boundaries. If there are no buildings erected on the property being surveyed, the plat or map shall bear the statement, “No buildings.” Proper street numbers shall be shown where available.

(h)

All easements evidenced by a Record Document which have been delivered to the surveyor shall be shown, both those burdening and those benefitting the property surveyed, indicating recording information. If such an easement cannot be located, a note to this effect shall be included. Observable evidence of easements and/or servitudes of all kinds, such as those created by roads; rights-of-way; water courses; drains; telephone, telegraph, or electric lines; water, sewer, oil or gas pipelines on or across the surveyed property and on adjoining Property if they appear to affect the

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surveyed property, shall be located and noted. If the surveyor has knowledge of any such easements and/or servitudes, not observable at the time the present survey is made, such lack of observable evidence shall be noted. Surface indications, if any, of underground easements and/or servitudes shall also be shown.

(i)	The character and location of all walls, buildings, fences, and other visible improvements within five feet of each side of the boundary lines shall be noted. Without expressing a legal opinion, physical evidence of all encroaching structural appurtenances and projections, such as fire escapes, bay windows, windows and doors that open out, flue pipes, stoops, eaves, cornices, areaways, steps, trim, etc., by or on adjoining property or on abutting streets, on any easement or over setback lines shown by Record Documents shall be indicated with the extent of such encroachment or projection. If the client wishes to have additional information with regard to appurtenances such as whether or not such appurtenances are independent, division, or party walls and are plumb, the client will assume the responsibility of obtaining such permissions as are necessary for the surveyor to enter upon the Property to make such determinations.

(j)	Driveways and alleys on or crossing the property must be shown. Where there is evidence of use by other than the occupants of the property, the surveyor must so indicate on the plat or map. Where driveways or alleys on adjoining Property encroach, in whole or in part, on the property being surveyed, the surveyor must so indicate on the plat or map with appropriate measurements.

(k)	As accurately as the evidence permits, the location of cemeteries and burial grounds (i) disclosed in the process of researching title to the premises or (ii) observed in the process of performing the field work for the survey, shall be shown.

(l)	Ponds, lakes, springs, or rivers bordering on or running through the premises being surveyed shall be shown.

6. As a minimum requirement, the surveyor shall furnish two sets of prints of the plat or map of survey to the title insurance company or the client. If the plat or map of survey consists of more than one sheet, the sheets shall be numbered, the total number of sheets indicated and match lines be shown on each sheet. The prints shall be on durable and dimensionally stable material of a quality standard acceptable to the title insurance company. At least two copies of the boundary description prepared from the survey shall be similarly furnished by the surveyor and shall be on the face of the plat or map of survey, if practicable, or otherwise attached to and incorporated in the plat or map. Reference to date of the “ALTA/ACSM LAND TITLE SURVEY,” surveyor’s file number (if any), political subdivision, section, township and range, along with appropriate aliquot parts thereof, and similar information shown on the plat or map of survey shall be included with the boundary description.

7. Water boundaries necessarily are subject to change due to erosion or accretion by tidal action or the flow of rivers and streams. A realignment of water bodies may also occur due to many reasons such as deliberate cutting and filling of bordering lands or by avulsion. Recorded surveys of natural water boundaries are not relied upon by title insurers for location of title.

When a property to be surveyed for title insurance purposes contains a natural water boundary, the surveyor shall measure the location of the boundary according to appropriate surveying methods and note on the plat or map the date of the measurement and the caveat that the boundary is subject to change due to natural causes and that it may or may not represent the actual location of the limit of title. When the surveyor is aware of changes in such boundaries, the extent of those changes shall be identified.

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8. When the surveyor has met all of the minimum standard detail requirements for an ALTA/ACSM Land Title Survey, the following certification shall be made on the plat:

To (name of client), (name of lender, if known), (name of title insurance company, if known), (name of others as instructed by client):

This is to certify that this map or plat and the survey on which it is based were made in accordance with “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys,” jointly established and adopted by ALTA, ACSM and NSPS in 1999, and includes Items                      of Table A thereof. Pursuant to the Accuracy Standards as adopted by ALTA, NSPS, and ACSM and in effect on the date of this certification, undersigned further certifies that [Surveyor to complete certificate with the appropriate ONE of the following three phrases]

•	the Positional Uncertainties resulting from the survey measurements made on the survey do not exceed the allowable Positional Tolerance.

•	the survey measurements were made in accordance with the “Minimum Angle, Distance, and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys.”

•	proper field procedures, instrumentation, and adequate survey personnel were employed in order to achieve results comparable to those outlined in the “Minimum Angle, Distance, and Closure Requirements for Survey Measurements Which Control Land Boundaries for ALTA/ACSM Land Title Surveys.”

Date:

(signed)                                            (seal)

Registration No.

Adopted by the American Land Title Association on October 6, 1999.

Adopted by the Board of Direction, American Congress on Surveying and Mapping on October 20, 1999.

Adopted by the Board of Directors, National Society of Professional Surveyors on October 19, 1999.

American Land Title Association, 1828 L St., N.W., Suite 705, Washington, D.C. 20036.

American Congress on Surveying and Mapping, 5410 Grosvenor Lane, Bethesda, MD 20814.

National Society of Professional Surveyors, 5410 Grosvenor Lane, Bethesda, MD 20814.

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TABLE A

OPTIONAL SURVEY RESPONSIBILITIES AND SPECIFICATIONS

FOR AS-BUILT SURVEY

NOTE: The items of Table A must be negotiated between the surveyor and client. It may be necessary for the surveyor to qualify or expand upon the description of these items, e.g. in reference to Item 6, there may be a need for an interpretation of a restriction. The surveyor cannot make a certification on the basis of an interpretation.

If indicated by “As-Built” the following optional items are to be included in the ALTA/ACSM LAND TITLE AS-BUILT SURVEY:

1.	Not Required	Monuments placed (or a reference monument or witness to the corner) at all major corners of the boundary of the property, unless already marked or referenced by an existing monument or witness to the corner.

2.	As-Built	Vicinity map showing the property surveyed in reference to nearby highway(s) or major street intersection(s).

3.	As-Built	Flood zone designation (with proper annotation based on Federal Flood Insurance Rate Maps or the state or local equivalent, by scaled map location and graphic plotting only.)

4.	As-Built	Land area.

5.	Not Required	Contours and the datum of the elevations.

6.	As-Built	Identify and show if possible, setback, height, and floor space area restrictions of record or disclosed by applicable zoning or building codes (in addition to those recorded in subdivision maps). If none, so state.

7.	As-Built	(a) Exterior perimeter dimensions of all buildings at ground level

	As-Built	(b) Square footage of:

	As-Built	(1) exterior footprint of all buildings at ground level

	Not Required	(2) gross floor area of all buildings; or

	Not Required	(3) other areas to be defined by the client

	As-Built	(c) Measured height of all buildings above grade at a defined location. If no defined location is provided, the point of measurement shall be shown.

8.	As-Built	Substantial, visible improvements (in addition to buildings) such as signs, parking areas or structures, swimming pools, etc.

9.	As-Built	Parking areas and, if striped, the striping and the type (e.g. accessible, motorcycle, regular, etc.) and number of parking spaces.

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10.	As-Built	Indication of access to a public way such as curb cuts and driveways.

11.	As Built	Location of utilities (representative examples of which are shown below) existing on or serving the surveyed property as determined by:

	As-Built	(a) Observed evidence:

• railroad tracks and sidings;

• manholes, catch basins, valve vaults or other surface indications of subterranean uses;

•      wires and cables (including their function) crossing the surveyed premises, all poles on or within ten feet of the surveyed premises, and the dimensions of all crosswires or overhangs affecting the surveyed premises; and

• utility company installations on the surveyed premises.

	Not Required	(b) Observed evidence together with plans and markings provided by client, utility companies, and other appropriate sources (with reference as to the source of information)

12.	Not Required	Governmental Agency survey-related requirements as specified by the client.

13.	As-Built	Names of adjoining owners of platted lands.

14.	As-Built	Observable evidence of earth moving work, building construction or building additions within recent months.

15.	Not Required	Any changes in street right of way lines either completed or proposed, and available from the controlling jurisdiction. Observable evidence of recent street or sidewalk construction or repairs.

16.	Not Required	Observable evidence of site use as a solid waste dump, sump or sanitary landfill.

17.	As-Built	Distance of buildings to property lines, adjacent buildings, setbacks or easements when adjacent to same.

18.	As-Built	Depict all wetland areas based on existing Army Corps. of Engineers maps.

19.	As-Built	Number of stories of each building

20.	As-Built	Finish floor elevation at lowest habitable level of each building if building is located in a flood zone.

21.	As-Built	For multi-building Property such as apartments, the reference number of each building as indicated on site plan

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22.	As-Built	Number of parking spaces required in order to comply with local zoning requirements.

Items 17-22 are additional items required by The Northwestern Mutual Life Insurance Company.

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EXHIBIT K

TENANT ESTOPPEL CERTIFICATE

RE:	Lease dated ____________ (“Lease”) between ____________________ (“Landlord”) and ____________________ (“Tenant”) in the building known as (the “Property”).

The Tenant hereby certifies to Landlord, and to (“                    ”), a prospective purchaser of the Property, and its lenders, (collectively “Buyer”), that the following information with respect to the Lease is true and correct and will be relied upon by Buyer in making its decision to purchase the Property:

1. The Lease is in full force and effect and has not been modified or amended except as specifically set forth in Paragraph 4 below. There are no other agreements, understandings, contracts, or commitments of any kind whatsoever in respect of the Lease, except as expressly provided in the Lease or in any amendment or supplement set forth below.

2. The Tenant asserts no claim of default or offset or defense against the payment of rent or other charges payable by the Tenant and asserts no claim against the Landlord under the Lease in regard to the operation or maintenance of the Property. There is no default by Landlord under the Lease and all commitments made to induce Tenant to enter into the Lease have been satisfied.

3. All fixed minimum rental has been paid to the end of the current calendar month, which is         , 2005, and no rent under the Lease has been paid more than one month in advance of its due date unless as modified by Paragraph No. 10 below regarding security deposits.

4. Dates of any Lease amendments or modifications:                             .

5. Current annual fixed minimum rental:             .

6. Lease Commencement Date:                     .

7. Lease termination date:                     .

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8. The Lease contains no option to renew, first right of refusal, option to expand, or option to terminate, except as follows:                                 .

9. The Tenant has not assigned, transferred, or hypothecated its interest under the Lease, except as follows:             .

10. Tenant is using the Property only for those purposes specifically permitted under the Lease.

11. Landlord is holding Tenant’s security deposit of $            .

12. Tenant is not in default under the Lease nor is there any condition, or any event which has occurred, which, with the passage of time or the giving of notice or both, would constitute a default or breach under the Lease. Tenant is currently not in bankruptcy.

13 Tenant is current in the payment of any taxes, utilities, or other charges required to be paid by the undersigned, and there exists no dispute relative to any such amounts.

14. The improvements and space required to be furnished according to the Lease have been duly delivered by Landlord and accepted by Tenant. Under the terms of the Lease, Landlord has no obligation to provide any additional tenant improvements to the Property.

15. The undersigned has all requisite authority to execute this Estoppel Certificate on behalf of Tenant.

Dated:                     , 2005

TENANT:

By:
Name:
Its:

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EXHIBIT L

EXCEPTIONS TO SELLER’S REPRESENTATIONS AND WARRANTIES

The Exceptions to the Representations and Warranties made under Section 3.1 of the Agreement are as follows:

Exceptions Regarding Section 3.1(a):	Notice of violations issued by Lincolnshire Riverwoods Protection District on April 15, 2005 with respect to One Overlook Point, a copy of which has been delivered to Buyer.

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EXHIBIT M

LIST OF CONTRACTS

One Overlook Point

Service Contracts

A&J Sewer Service

ABC Security Corp.

Anderson Pest Control

Door Systems

Dynamic Door Service, Inc.

E&A Maintenance Group, Inc.

E&A Window Cleaning, Inc.

EHMS

E.W. Olson Roofing, Inc.

Fox Valley Fire & Safety

ILT Vignocchi

Kimco Corporation

Knox Swan & Dog LLC

Lee’s Carpet Cleaning Inc.

McFarlane Douglass & Companies

Otis Elevator Company

Patten Power Systems

SimpleGrinnell

United States Fire Protection, Inc.

Waste Management

Other

roof warranty from Carlisle Syntec Incorporated

(expires June 30, 2008)

4